UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Tanger Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Tanger

2026 Notice of Annual Meeting of Shareholders & Proxy Statement

Join the meeting at: **www.meetnow.global/M5S9AT7**

May 8, 2026

TANGER
DAVE & BUSTER'S
SEPHORA
Save up to
70% OFF
CAVENDER'S
CAVENDER'S
COACH
LAWN
BOSS

Tanger Kansas City at Legends

Open-Air Retail Portfolio in Dynamic Markets

ON
QC
ME
MN
WI
VT
NH
Tilton
Ottawa
Toronto
NY
MA
RI
CT
Foxwoods
Riverhead
Deer Park
Grand Rapids
MI
IA
NE
PA
NJ
Hershey
Pittsburgh
Cleveland
Atlantic City
DE
D.C.
Rehoboth Beach
MD
OH
Columbus
IL
IN
UT
CO
KS
Kansas City
MO
WV
VA
KY
AZ
Phoenix
NM
OK
Branson
AR
Little Rock
Nashville
Sevierville
Asheville
Mebane
Charlotte
NC
TN
Memphis
Commerce
Huntsville
SC
Myrtle Beach
Charleston
Hilton Head
Savannah
Atlanta
GA
AL
MS
Fort Worth
TX
LA
Baton Rouge
Foley
San Marcos
Houston
Daytona Beach
FL
Palm Beach
Outlet Center
Open-Air Lifestyle Center
Strategic Partnership
Corporate Headquarters

41 Properties	**16M+** Square Feet	**140M+** Annual Visitors
22 U.S. States & Canada	**800+** Brand Partners	**3,000+** Stores
98% Occupancy	**$473** Sales per Square Foot	**45** Years of Retail Leadership

Except as noted, metrics are presented for Tanger's total portfolio as of 12/31/2025 and include one managed center and three open-air lifestyle centers. Occupancy and Sales per Square Foot are presented for Tanger's owned portfolio, including a pro rata share of unconsolidated joint ventures. Sales per Square Foot is for the full-year 2025 period.

Messages to Stockholders
Dear Fellow Shareholders:
On behalf of the Board of Directors and the entire leadership team, I cordially invite you to attend Tanger’s 2026 Annual Meeting of Shareholders, which will be held virtually beginning at 10:00 am Eastern Time on Friday, May 8, 2026.
At the 2026 Annual Meeting, several changes will occur to the Tanger Board of Directors, as part of our ongoing refreshment initiatives. After 40 years of leadership, former CEO Steven B. Tanger will retire from his role as Non-Executive Chair of the Board and assume the title of Chair Emeritus. Mr. Tanger’s impact on the Company has been immeasurable, and we are deeply grateful for his leadership and insight. We look forward to having him continue in this new, advisory role.
At Mr. Tanger’s retirement, Luis Ubiñas will become Non-Executive Chair of the Board. My fellow director since 2019, Mr. Ubiñas has become a trusted voice for public and private companies through decades of board and advisory experience, and we look forward to his leadership and contributions as our Chair.
I also will conclude my service as Lead Independent Director at that time, while remaining a member of the Board. It has been my honor to work alongside this innovative and highly qualified team of executives and directors who dedicate their time and talent to the Company’s governance. Under the Board’s oversight, Tanger continued to generate value for its stakeholders in 2025 by delivering operational outperformance and revenue growth, as well as strengthening its balance sheet – positioning the company for continued performance and long-term growth.
Please review the Proxy Statement and our 2025 Annual Report carefully. They contain important information regarding the company’s results, details about the matters to be considered during the Annual Meeting, and instructions on how to vote your shares. The Board unanimously asks for your support on the matters described in this Proxy Statement, so that we can continue to produce positive results and increase long-term shareholder value. Your vote is important to us, and we encourage you to vote as soon as possible.
Thank you for your investment and confidence in Tanger.
Bridget M. Ryan-Berman
Lead Independent Director

Leading the talented and dedicated team members who have delivered on Tanger’s mission has been one of the greatest honors of my life. I am deeply grateful to our Board and Executive team for ensuring we continue to fulfill our number one priority—delivering value to our shoppers, retail partners, and shareholders. I’m grateful to you, our shareholders, for your ongoing support and trust in the foundation we built for Tanger and the incredible company it is today.

Steven B. Tanger
Non-Executive Chair of the Board

Tanger Inc. | 2026 Proxy Statement	1

Notice of Annual Meeting of Shareholders

DATE AND TIME May 8, 2026 (Friday) 10:00 AM (Eastern Time)

LOCATION The Annual Meeting will be held online at meetnow.global/M5S9AT7

WHO CAN VOTE Shareholders as of March 11, 2026 are entitled to vote

How to Vote

ONLINE www.envisionreports.com/SKT

BY PHONE 1-800-652-VOTE (8683)

BY MAIL Fill out your proxy card and drop in the mail in the enclosed postage paid envelope

QR CODE Use your smartphone or tablet to scan the QR Code

YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the 2026 annual meeting of the shareholders (the “Annual Meeting”) of Tanger Inc. (“Tanger”, the “Company”, “we” or “us”), we urge you to vote your shares as soon as possible. This will not prevent you from voting your shares during the Annual Meeting if you subsequently choose to attend the Annual Meeting online and wish to change your vote.

Voting Items

1	To elect the eight director nominees named in the attached Proxy Statement for a term of office expiring at the 2027 Annual Meeting of Shareholders

Recommendations
See page 19

2	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026

Recommendations
See page 77

3	To approve, on an advisory (non-binding) basis, named executive officer compensation

Recommendations
See page 80

We will also transact such other business as may properly come before the Annual Meeting or any postponement(s), continuation(s) or adjournment(s) thereof.
Only common shareholders of record at the close of business on March 11, 2026 will be entitled to vote at the Annual Meeting or any postponement(s), continuation(s) or adjournment(s) thereof. Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Proxy Statement.
Sincerely,
STEPHEN YALOF
PRESIDENT & CHIEF EXECUTIVE OFFICER
March 26, 2026
If your shares are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares voted.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON FRIDAY, MAY 8, 2026.
This Proxy Statement and our Annual Report for the year ended December 31, 2025 (the “Annual Report”) to Shareholders are available at www.envisionreports.com/SKT.

2	Tanger Inc. | 2026 Proxy Statement

Notice of Annual Meeting of Shareholders
Forward-Looking Statements
Certain statements in the Proxy Summary and the Proxy Statement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions that do not report historical matters, and describe or reflect our plans, strategies, beliefs and expectations, including as to future financial results, access to, and costs of, capital, liquidity, cash flows, dividend payments and long-term growth.
Forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are subject to change or not within our control, and are subject to risks and uncertainties that could materially affect our actual results, performance or achievements. Such risks and uncertainties, include or relate to, without limitation: risks associated with general economic and financial conditions, including inflationary pressures and recessionary fears; newly imposed and potentially additional U.S. tariffs and responsive non-U.S. tariffs; increased capital costs and capital markets volatility; increases in unemployment and reduced consumer confidence and spending; risks related to our ability to develop new retail centers or expand existing retail centers successfully; risks related to the financial performance and market value of our retail centers and the potential for reductions in asset valuations and related impairment charges; our dependence on rental income from real property; the relative illiquidity of real property investments; failure of our acquisitions or dispositions of retail centers to achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers and our inability to execute leases with tenants on terms consistent with our expectations; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; risks associated with environmental regulations; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to international military conflicts, international trade disputes and foreign currency volatility; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a Real Estate Investment Trust (“REIT”); our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, our dependence on distributions from Tanger Properties Limited Partnership to meet our financial obligations, including dividends; risks of costs and disruptions from cyber-attacks or acts of cyber-terrorism on our information systems or on third party systems that we use; unanticipated threats to our business from changes in information and other technologies, including artificial intelligence; and the uncertainties of costs to comply with regulatory changes. We qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements in the Proxy Summary and the Proxy Statement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.
Please refer to the documents filed by us with the Securities and Exchange Commission (the “SEC”), including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2025, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. Except as required by applicable law, we assume no, and expressly disclaim any, obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Tanger Inc. | 2026 Proxy Statement	3

4	Tanger Inc. | 2026 Proxy Statement

Performance Highlights
2025 Business Recap
Our differentiated leasing, marketing, and operating platform is an engine for growth, fueling our strong performance in 2025 and positioning the company for continued momentum in the years ahead.
Our 2025 financial results demonstrate our ability to:
•Drive organic growth through record leasing activity, positive rent spreads, strong portfolio occupancy, and continued NOI expansion,
•Enhance our portfolio as we evolve our centers into shopping, dining, and entertainment destinations that attract new retailers and resonate with our shoppers,
•Deepen shopper engagement through targeted, successful marketing campaigns and deployment of technology as part of our strategy to grow sales and traffic, and
•Invest for long-term value by acquiring and integrating additional retail centers, reinvesting in our portfolio, activating peripheral land, strengthening our balance sheet, and maintaining flexibility to selectively pursue future growth opportunities.
During 2025, we continued to demonstrate our ability to create value for our shareholders, through dividends totaling $1.1525 per share, which was a 6% increase over the total dividends paid in 2024, and share price appreciation that combined to result in a 110% 3-year total shareholder return (“TSR”) and a 313% 5-year TSR, which outpaced retail REITs, the REIT industry and the broad market as shown below. In 2025, we added two new centers to our portfolio, Pinecrest in Cleveland, OH and Legends Outlets in Kansas City, KS. These acquisitions are consistent with our long-term strategy of investing in dominant outlet and open-air retail centers in markets that benefit from outsized residential and tourism growth and that we believe can immediately benefit from the Tanger leasing, marketing and operations platforms.
Tanger Inc.
1-Year, 3-Year and 5-Year Total Shareholder Return - 2025

1-Year Total Shareholder Return	3-Year Total Shareholder Return	5-Year Total Shareholder Return

Tanger Inc. | 2026 Proxy Statement	5

Performance Highlights

Net Income
Net income available to common shareholders was $0.99 per Common Share, or $114.8 million, for the year ended December 31, 2025 compared to net income available to common shareholders of $0.88 per Common Share, or $98.6 million, for the year ended December 31, 2024.

Core Funds from Operations (“Core FFO”)*
Core FFO available to common shareholders was $2.33 per Common Share, or $278 million, for the year ended December 31, 2025 compared to $2.13 per Common Share, or $247 million, for the year ended December 31, 2024.*

Same Center Net Operating Income (“NOI”)*	Same Center NOI for the consolidated portfolio increased to $376.1 million for 2025 from $361.2 million for 2024 driven by growth in occupancy and rental rates during 2025.

Occupancy
98.0% occupancy for the consolidated portfolio on December 31, 2025 (compared to 98.0% on December 31, 2024). On a same center basis, occupancy was 98.1% for both December 31, 2025 and December 31, 2024.

Quarterly Common Share Cash Dividends	Paid $1.1525 per Common Share in dividends during 2025, an increase of 6% from dividends paid in 2024. We paid an all-cash dividend every year since becoming a public company in May 1993.

Average Tenant Sales	Average tenant sales were $473 per square foot for the total portfolio for the year ended December 31, 2025, an increase of 6.5% compared to the year ended December 31, 2024.

Net Debt to Adjusted EBITDA Ratio*
Net Debt to Adjusted EBITDAre (calculated as Net Debt divided by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”)) was 4.7x for the twelve months ended December 31, 2025 compared to 4.8x for the year ended December 31, 2024.*

Interest Coverage Ratio*	Consolidated interest coverage ratio (calculated as Adjusted EBITDA* divided by interest expense) for the consolidated portfolio remained flat at 5.2 times for 2025 from 5.0 times for 2024.

Debt Compliance	Remained in full compliance with all debt covenants as of December 31, 2025.

Occupancy Cost Ratio
Occupancy cost ratio (calculated as annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month period) of 9.7% for the year ended December 31, 2025 compared to 9.5% for the year ended December 31, 2024.

*Core FFO, Same Center NOI, Net Debt, Adjusted EBITDA, Net Debt to Adjusted EBITDA ratio and interest coverage ratio are non-GAAP (as defined below) financial measures that the Company’s management believes to be important supplemental indicators of our operating performance and which are used by securities analysts, investors and other interested parties in the evaluation of REITs, but are not measures computed in accordance with generally accepted accounting principles in the United States (“GAAP”). Net Debt to Adjusted EBITDA (pro forma) incorporates Adjusted EBITDA from properties acquired or opened during 2025, assuming a full year of Adjusted EBITDA for such properties. For a discussion of Core FFO, Same Center NOI, Net Debt and Adjusted EBITDA, including a reconciliation to their most directly comparable GAAP equivalent, please see Appendix A to this Proxy Statement.

6	Tanger Inc. | 2026 Proxy Statement

Performance Highlights
During 2025, we strengthened our balance sheet to position the Company with the liquidity and flexibility to invest in our growth. In September 2025, we settled all of the outstanding forward shares that were issued under the ATM Program for total gross proceeds of $69.7 million, and, as of December 31, 2025, we had a remaining authorization of $400.0 million under the ATM Program. As of December 31, 2025, our consolidated outstanding debt aggregated approximately $1.6 billion with $44 million of floating rate debt, representing approximately 3% of total consolidated debt and 1% of total enterprise value. Approximately 93% of our total consolidated square footage was unencumbered by mortgages. As of December 31, 2025, our outstanding debt had a weighted average interest rate of 4% and a weighted average term to maturity, including extension options, of approximately 2.7 years. We have no significant debt maturities until September 2026, and we ended 2025 with $54 million of cash and cash equivalents, along with $576 million of capacity available under our $620 million unsecured lines of credit.
In January 2026, the Company completed a series of financing transactions that increased the Company’s debt capacity, enhanced liquidity, extended debt duration, lowered pricing, and expanded its bank group. The Operating Partnership closed on $550.0 million of unsecured term loans increasing our total term loan capacity by $225.0 million, including $150 million of the increased capacity under a delayed draw feature, allowing the Company to draw the proceeds over a six-to-nine month period. Also, the Operating Partnership issued $250.0 million aggregate principal amount of its 2.375% Exchangeable Senior Notes due 2031, which are guaranteed, on a senior unsecured basis, by the Company, and entered into capped call transactions that increased the effective conversion price from approximately $41.55 per share to approximately $47.49 per share, subject to adjustments.
On a pro forma basis for the January 2026 financing transactions, the proceeds of which were used to pay off all outstanding amounts under our unsecured lines of credit, our consolidated outstanding debt aggregated approximately $1.9 billion with no floating rate debt. On a pro forma basis, our outstanding debt had a weighted average interest rate of 3.8% and a weighted average term to maturity, including extension options, of approximately 3.7 years. After considering the net proceeds of the financing transactions, the delay draw feature, and full availability under the unsecured lines of credit, the Company’s liquidity increased to over $1.0 billion, further providing the Company with the financial flexibility to support its operational needs, upcoming debt maturities and strategic growth initiatives to drive value for stakeholders.

Tanger Inc. | 2026 Proxy Statement	7

Performance Highlights
Our Mission, Vision and Values

Our Mission We create shopping destinations that entertain, inspire, and bring our communities together		Our Vision To lead the evolution of shopping

Integrity Integrity means always showing up with honesty and accountability—acting fairly and demonstrating care in every decision we make and action we take.
Inclusion
Inclusion is how we build and sustain a workplace culture and community that respects the diverse perspectives, viewpoints, and identities within our organization. By embracing an inclusive mindset, we create an environment where everyone can contribute to our collective success.

Innovation Innovation fuels our cutting-edge strategies and solutions and powers the best-in-class results we deliver to our customers, partners, and communities.

We live our Values through our Actions

Build Trust We foster a culture of respect and make decisions with fairness, objectivity, and accountability.	Challenge the Status Quo We take smart risks, find innovative solutions, and embrace change to grow stronger.	Win Together We put people first, build supportive and empowering relationships, and celebrate success together.	Make It Happen We take initiative, problem-solve, and deliver excellence.

8	Tanger Inc. | 2026 Proxy Statement

Performance Highlights
Our Approach to Corporate Responsibility
We believe that supporting strong communities and making conscious decisions about our impact on our planet align with our business strategies to create long-term value for our shareholders, retail partners and employee team members. We integrate programs into our business practices which seek to address the issues most important to our stakeholders. Our Values form the foundation of our approach as we set goals to create positive social and economic impact while reducing our environmental footprint.
A portion of our 2025 short-term incentive plan for our named executive officers was contingent on achieving goals in support of making meaningful progress towards the Company’s 2050 Carbon Neutral goal by enhancing our corporate sustainability reporting, increasing the resiliency of our centers and improving accuracy and auditability of our environmental data. We also developed workforce capabilities through professional development and skill-building programs by launching our LinkedIn Learning platform, achieving at least a 75% participation rate in training programs among employees in 2025.
Stakeholder Alignment
Stakeholder assessments and business priorities drives the strategy behind our corporate responsibility programs. We begin by identifying opportunities and risks, leveraging external frameworks and engaging stakeholders, executives and our Board members to help identify key issues impacting our business. These key issues are translated into operational priorities and processes across the Company. In 2025, we partnered with a third party to refresh our materiality assessment in alignment with double materiality to evaluate the impact of environmental, social and governance issues on our financial performance.
In addition to climate-related topics, we incorporated other material risks identified by Tanger’s Enterprise Risk Management (ERM) team to ensure alignment between these priorities and enterprise-wide risks.
Following the completion of the Materiality Assessment, these material topics were added to the strategic roadmap advanced by Tanger’s Impact Program Working Group, which reviews the progress and alignment of key priority projects quarterly.
We believe that this double materiality assessment provides us with valuable insights that we can use to ensure that our priorities are in alignment with the views and opinions of our stakeholders.
Governance and Reporting
Our management team has formed an executive committee that advises on the Company’s approach to corporate responsibility and consists of executives from various functional areas of our Company, including, without limitation, Operations, Finance and People and Culture. This executive committee monitors progress toward achievement of goals and communicates priority issues to senior leadership.
Our Nominating and Corporate Governance Committee of our Board provides oversight of risks related to environmental, social and sustainability matters to ensure such risks are managed appropriately and regularly reviews our programs and practices to ensure alignment with our overall business strategy.

Tanger Inc. | 2026 Proxy Statement	9

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not encompass all the information that you should consider. Please read the Proxy Statement in its entirety before voting. The Board of Directors of Tanger Inc. (NYSE:SKT) is soliciting your proxy for use at the Annual Meeting of Shareholders of the Company to be held on Friday, May 8, 2026. Unless the context indicates otherwise, the term “Company” refers to Tanger Inc. and the term “Operating Partnership” refers to Tanger Properties Limited Partnership. The terms “we,” “our” and “us” refer to the Company or the Company and the Operating Partnership together, as the context requires.
The Board of Directors of Tanger Inc. (NYSE:SKT) is soliciting your proxy for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Friday, May 8, 2026. All holders of record of our common shares, par value $0.01 per share (referred to as “Common Shares”), as of the close of business on the record date, March 11, 2026, are entitled to attend and vote on all proposals at the Annual Meeting. We anticipate that our Proxy Statement and proxy card will be first sent or available to shareholders on or about March 26, 2026.
What is New in this Proxy Statement
•Changes in board composition reflecting a decrease in the number of directors on the Board and the transition of Steven B. Tanger to Chair Emeritus

GENERAL INFORMATION
Meeting: Annual Meeting of Shareholders
Date: May 8, 2026
Time: 10:00 a.m., Eastern Time
Location: www.meetnow.global/M5S9AT7
Record Date: March 11, 2026
Stock Symbol: SKT
Exchange:
New York Stock Exchange
Common Shares Outstanding: 114,534,004
State of Incorporation: North Carolina
Public Company Since: 1993
Corporate Website: www.tanger.inc
Investor Relations Website: investors.tanger.inc

The Annual Meeting will be a virtual meeting, which will be conducted solely via remote participation by visiting www.meetnow.global/M5S9AT7. You will be able to attend the Annual Meeting online, vote your shares electronically and ask questions during the meeting. A virtual meeting enables increased shareholder attendance and participation because shareholders can participate from any location around the world. To participate in the Annual Meeting, you will need to review the information included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FRIDAY, MAY 8, 2026.
This Proxy Statement and our Annual Report for the year ended December 31, 2025 (the “Annual Report”) to Shareholders are available at www.envisionreports.com/SKT.
The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.

10	Tanger Inc. | 2026 Proxy Statement

Proxy Summary

The Board recommends a vote FOR each director nominee.	See page 19

Directors
We believe that the composition of our Board of Directors (the “Board” or the “Board of Directors”) is balanced, that it reflects diversity in experience, professional background, gender, ethnicity, areas of expertise and perspectives, and that the range of tenures of our directors creates a synergy between institutional knowledge and new perspectives. As a corporate governance best practice, our Nominating and Corporate Governance Committee annually considers the composition of our Board and standing Board committees to ensure an appropriate balance and a diversity of perspectives.
Steven B. Tanger, who has served on our Board for 32 years, will not be standing for re-election at the 2026 Annual Meeting and his term as a director of the Company will expire at the conclusion of the 2026 Annual Meeting. The Board expects to appoint Luis A. Ubiñas to succeed Mr. Tanger as Chair of the Board effective following the 2026 Annual Meeting. Our Board approved a reduction in the Board size from nine members to eight members effective at the 2026 Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee, the Board nominated the eight persons named below for election as directors this year, each to serve for a one-year term or until the director’s successor is elected and qualified or, if earlier, until his or her resignation or removal.
In recognition of Mr. Tanger’s significant contributions and longstanding service to the Company, the Board designated Mr. Tanger as Chair Emeritus effective immediately upon the adjournment of the 2026 Annual Meeting. During his tenure as Chair Emeritus, Mr. Tanger will be invited to attend regularly scheduled Board meetings in an advisory role, provided that his attendance at regularly scheduled Board meetings shall not constitute service as a director for any legal, governance or other purpose. As Chair Emeritus, Mr. Tanger will provide strategic counsel and support to the Board and management, ensuring that our stockholders continue to benefit from his breadth of industry knowledge and extensive experience in all aspects of the Company’s business. Committee composition and chair appointments will be reviewed at the Company’s next regularly scheduled Board meeting, as is the Company’s annual practice.

Tanger Inc. | 2026 Proxy Statement	11

Proxy Summary
The table below outlines the ages, tenures, independence and committee membership of our director nominees for the annual meeting to be held on May 8, 2026. For more information about our director nominees and their qualifications, please see “Proposal 1 - Election of Directors.”

JEFFREY B. CITRIN Independent	SANDEEP L. MATHRANI Independent	THOMAS J. REDDIN Independent
Age: 68 Years on Board: 11	Age: 63 Years on Board: 4	Age: 65 Years on Board: 15

BRIDGET M. RYAN-BERMAN* Independent	SUSAN E. SKERRITT Independent	SONIA SYNGAL Independent
Age: 65 Years on Board: 17	Age: 71 Years on Board: 7	Age: 56 Years on Board: 1

LUIS A. UBIÑAS Independent	STEPHEN YALOF**
Age: 63 Years on Board: 6	Age: 63 Years on Board: 5

* Lead Independent Director ** Chief Executive Officer and President	AC Audit Committee CC Compensation and Human Capital Committee NC Nominating and Corporate Governance Committee	Chair Member

12	Tanger Inc. | 2026 Proxy Statement

Proxy Summary
Board Snapshot*

Independence

■	Non-Independent Directors
■	Independent Directors

Tenure and Average Age

■	3 years or less
■	4-10 years
■	Greater than 10 years

Gender and Racial/Ethnic Diversity

■	Racial/Ethnic Diversity
■	Gender Diversity (Female)
■	Not Diverse Based on Gender or Race/Ethnicity

Committee Independence

■	Not Independent
■	Independent

Board Skills and Experience

Retail Industry/ Retail Leasing	Marketing/ Digital	Financial Literacy/ Accounting

CEO/Business Head	Technology/ Privacy	Human Capital Management/ Compensation

Public REIT/ Capital Markets	Cybersecurity	Enterprise Risk Management

Real Estate/ Capital Allocation	Corporate Governance/Ethics

*    Reflects the composition of the Board following Steven B. Tanger's retirement at the Annual Meeting and assumption of the role of Chair Emeritus.

Tanger Inc. | 2026 Proxy Statement	13

Proxy Summary
Governance Highlights
Strong Corporate Governance Practices

INDEPENDENCE	BEST PRACTICES
•7 of 9 current directors are independent
•Following the annual meeting, 7 of 8 directors will be independent
•All Board committees composed entirely of independent directors
•Regular executive sessions of non-management directors and independent directors
•Board and committees may hire outside advisors independently of management

•Active shareholder engagement process
•Diverse perspectives reflected in Board and Senior Management
•Strategy and risk oversight by the Board and its Committees
•Share ownership guidelines for named executive officers and non-employee directors
•Complete annual Board evaluations
•Annual election of Directors with majority voting in uncontested elections
•No stockholder rights plan

RISK OVERSIGHT
Audit Committee
•Enterprise Risk Management (including cybersecurity risks)
•Internal controls over financial reporting
•Interest rate risk and hedging strategies
Compensation and Human Capital Committee
•Human capital management, including, retention, succession, diversity, culture and engagement
•Incentive and equity-based compensation plan design and levels for executive officers
Nominating and Corporate Governance Committee
•Corporate governance principles
•Annual self-assessment process
•Environmental, social and sustainability matters and alignment of programs related thereto with our business strategy

The Board is responsible for overseeing our risk management process and each of our Committees has specific risk management responsibilities to assist the Board, as follows:

14	Tanger Inc. | 2026 Proxy Statement

Proxy Summary
Active Stakeholder Engagement
Why We Engage
We believe that hearing directly from our fellow shareholders, the investment community and key stakeholders informs and enables the Board and our management team to be a more effective steward of your capital and provides valuable insights into addressing the issues most important to our stakeholders. We are proud of our track record of being responsive to our shareholders, and during 2025, we continued our elevated efforts to engage with the investment community and other key stakeholders.
As part of our active stakeholder engagement efforts, we were honored to be recognized for the second year in a row by the National Association of Real Estate Investment Trusts (“Nareit”) with the 2025 Nareit Investor CARE (Communications and Reporting Excellence) Gold Award in the Small Cap Equity REIT category. This annual awards program recognizes Nareit's listed corporate members that interact most effectively with their investors online, in writing and orally, and that provide investors with the most comprehensive, clearly articulated and useful information in the most efficient manner. An independent panel of judges selected Tanger as the 2025 Gold recipient, the highest level awarded in the program, based on the company's online presence, SEC filings, and investor relations practices.
How We Engage

Outreach	2025 Stakeholder Engagement Facts
We engage with stakeholders through various in-person and virtual methods, including shareholder outreach efforts, quarterly earnings calls, the annual shareholder meeting, one-on-one meetings, investor conferences, property tours and non-deal roadshows.
	~ 70%	The percentage of our total shareholder base that we engaged with during 2025

Discussion
Active discussions involving management and independent directors are important to gaining insight and understanding of investor questions and concerns.	80%	The percentage of our top 20 shareholders that we directly engaged with during 2025

Feedback
Key stakeholder feedback is shared with management and the Board of Directors, providing them with insight into stakeholder views of Tanger.	>25	Number of investment community events participated in during 2025, including 12 property tours

Results
We are proud of our track record of being responsive to our shareholders. As a result of this active engagement, approximately 98% of the votes cast in 2025 and approximately 97% of votes cast over the last 3 years, approved, on an advisory (non-binding) basis, our executive compensation, .
	> 500	Number of investment community touchpoints during 2025

Stakeholder Engagement Topics and Focus Areas
Key focus areas of stakeholder engagement include:
•Corporate governance
•Executive compensation
•Business strategy
•Business performance and expectations
•Industry trends
•Market conditions
•Corporate responsibility initiatives
We are committed to robust information sharing through: •SEC filings, press releases & company websites •Corporate responsibility reports and disclosures •Quarterly management presentations

Engaging with our Lenders, Noteholders and Ratings Agencies
We recognize the importance of cultivating strong relationships with our lenders, ratings agencies and the fixed income investment community in order to maintain a strong and flexible balance sheet. Our priorities include:
•Ensuring that we understand and consider the issues important to our lenders, ratings agencies, and debtholders
•Maintaining an open dialogue regarding our business performance, strategic goals and financing needs
•Partnering with our lenders to proactively address upcoming maturities

Tanger Inc. | 2026 Proxy Statement	15

Proxy Summary

The Board recommends a vote FOR this proposal.	See page 77

The Board recommends a vote FOR this proposal.	See page 80

We will also transact such other business as may properly come before the meeting or any postponement(s), continuation(s) or adjournment(s) thereof.

16	Tanger Inc. | 2026 Proxy Statement

Proxy Summary
2025 Compensation
The Company’s primary components of compensation for its executive officers are base salary, annual incentive cash bonuses, and annual long-term equity-based incentive compensation subject to time-based or performance-based vesting conditions. There is no pre-established policy or target for the allocation between cash and non-cash incentive compensation or between short-term and long-term compensation, although the Company attempts to keep total cash compensation within the Company’s fiscal year budget while reinforcing its pay-for-performance philosophy and also considering annual accounting cost and the impact of share dilution. Within the framework of aligning total compensation with corporate and individual performance, the purpose of each of the primary components of compensation is as follows:

Pay Element		Objectives
CEO	Other NEOs

Base Salary	Base Salary	To provide competitive fixed pay at a level consistent with the individual’s job responsibilities relative to such individual’s peers

Annual Incentive Cash Bonus	Annual Incentive Cash Bonus	To incentivize management to achieve the Company’s strategic and financial goals for the fiscal year, generally using a formulaic calculation

Annual Long-Term Time-Based Equity Incentive	Annual Long-Term Time-Based Equity Incentive
To reward prior year performance and support the retention of senior management, while exposing recipients to the same market fluctuations as shareholders and thereby motivating management to create long-term shareholder value

Performance Share Plan	Performance Share Plan
To enhance the pay-for-performance structure and shareholder alignment, while motivating and rewarding senior management for total shareholder return (“TSR”) performance in excess of rigorous, predetermined absolute and relative hurdles

Tanger Inc. | 2026 Proxy Statement	17

Proxy Summary
Executive Compensation Governance Highlights
Our executive compensation program is designed to attract, retain and motivate experienced and talented executives who can help the Company maximize shareholder value. We believe that we maintain a competitive compensation program that incorporates strong governance practices.

What We Do

   Utilize an Executive Compensation Program Designed to Align Pay with Performance
   Conduct an Annual Say-on-Pay Vote
   Seek Input From, Listen to and Respond to Shareholders
   Maintain a NYSE-Compliant Clawback Policy
   Prohibit Hedging and Restrict Pledging of the Company’s Common Shares
   Utilize Share Ownership Guidelines for Named Executive Officers (“NEOs”) and directors, with a 6x Base Salary Requirement for our CEO
   Retain an Independent Compensation Consultant
   Mitigate Inappropriate Risk Taking
   Employ a Rigorous Bonus Program

What We Do Not Do

Provide Tax Gross-Ups Provide Excessive Perquisites Reprice Share Options Provide Excessive Change of Control or Single-Trigger Change of Control Severance Payments

18	Tanger Inc. | 2026 Proxy Statement

The Board recommends that you vote FOR all of the director nominees set forth below.

Our By-Laws provide that directors be elected at each annual meeting of our shareholders. Pursuant to our By-Laws, the Board has reduced the size of the Board from nine to eight directors effective at the Annual Meeting. The Board has nominated eight director candidates for election to the Board at the Annual Meeting. Each of the eight nominees for director designated below is presently a director of the Company. It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve, or for good cause will not serve, the proxies reserve discretion to vote for a substitute nominee or nominees designated by the Board, or the Board may elect to reduce its size. The terms of all of our directors expire at the next annual meeting of our shareholders or when their successors are elected and qualified.
Director Resignation Policy
Our By-Laws provide that in uncontested elections, nominees will be elected if votes cast for each nominee’s election exceed the votes cast against such nominee’s election, provided that a quorum is present. Pursuant to our director resignation policy, the Board will nominate for re-election as directors only candidates who agree to tender their irrevocable resignation at or prior to their nomination. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with the director resignation policy. The resignations will only become effective upon the occurrence of both the failure to receive the required majority vote for election and Board acceptance of the resignations. If a director nominee does not receive the required vote, the Nominating and Corporate Governance Committee or another committee consisting solely of independent directors (excluding the director nominee in question) will consider and make a recommendation to the Board as to whether to accept or reject the director nominee’s previously tendered resignation. The Board (excluding the director nominee in question) will make a final determination as to whether to accept or reject the director nominee’s resignation within 90 days following the certification of the shareholder vote. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The Company will then promptly disclose the Board’s decision in a document furnished or filed with the SEC.
Board Diversity and Refreshment
The Board seeks a mix of backgrounds and experience among its members. We believe that decision-making is improved when various perspectives contribute to the discussion. In evaluating director candidates, the Nominating and Corporate Governance Committee uses its judgment to identify nominees whose viewpoints, backgrounds, experience, gender, race, ethnicity and other attributes, taken as a whole, contribute to the high standards of Board service at the Company. The Board is committed to a diverse membership, in terms of both the individuals involved and their various experiences, skills, backgrounds and areas of expertise. When searching for potential new candidates for Board membership, the Nominating and Corporate Governance Committee will endeavor to include candidates who reflect diverse backgrounds in the pool from which nominees are chosen. The diversity of backgrounds, skills, experience, viewpoints and leadership in different fields among our Board members reflects our commitment to ensuring a broad range of ideas are contributed to Board discussions, and the range of tenures of our directors creates a synergy between institutional knowledge and new perspectives. The Nominating and Corporate Governance Committee assesses its performance as to all aspects of the selection and nomination process for directors, including the diversity of backgrounds, skills, experience and viewpoints, as part of its annual self-evaluation process.
In accordance with the Company’s Corporate Governance Guidelines, a director who has reached age 75 must annually submit an offer to the Nominating and Corporate Governance Committee not to stand for re‑election at the next annual meeting following the director’s 75th birthday and to retire at the conclusion of that meeting. The Committee reviews the matter and recommends to the Board whether to accept the proposed retirement or request continued service, subject to the director’s consent. Mr. Tanger, who serves as Non-Executive Chair of the Board and a member of the Board, will not stand for re-election at the upcoming Annual Meeting and his term as a director of the Company will expire at the conclusion of the 2026 Annual Meeting. Following the 2026 Annual Meeting, Mr. Ubiñas is expected to be appointed Non-Executive Chair of the Board.

Tanger Inc. | 2026 Proxy Statement	19

Proposal 1 Election of Directors
In recognition of Mr. Tanger’s significant contributions and longstanding service to the Company, he will be appointed to the position of Chair Emeritus, effective immediately upon the adjournment of the 2026 Annual Meeting. During his tenure as Chair Emeritus, Mr. Tanger will be invited to attend regularly scheduled Board meetings as an advisor in a non-voting capacity, provided that his attendance at regularly scheduled Board meetings shall not constitute service as a director for any legal, governance or other purpose. As Chair Emeritus, Mr. Tanger will continue to provide strategic counsel and support to the Board and management, ensuring that our stockholders continue to benefit from his breadth of industry knowledge and extensive experience in all aspects of the Company’s business.
At the May 9, 2025 Board meeting, Susan E. Skerritt was reelected to serve as Audit Committee Chair, Tom Reddin was reelected to serve on the Compensation and Human Capital Committee Chair, and Luis A. Ubiñas was reelected to serve as Nominating and Corporate Governance Committee Chair.

20	Tanger Inc. | 2026 Proxy Statement

Proposal 1 Election of Directors
Nominee Qualifications
The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a director of the Company. Each of our director nominees has achieved an extremely high level of success in his or her career. In these positions, each has been directly involved in the challenges relating to setting the strategic direction of or managing and overseeing the financial performance, personnel and processes of complex, public and private companies. Each has had exposure to effective leaders, and as a result, we believe has developed the ability to judge leadership qualities. Each also has experience in serving as an executive or on the board of directors of at least one other major corporation, which we believe provides additional relevant experience on which each nominee can draw.
Information Regarding Nominees

•Co-Founder and Executive Chairman of Temerity Strategic Partners, a Chicago based private equity firm established in 2023.
•Managing Principal of Hectad Strategic Partners, a private investment firm he founded in 2021.
•Founder of Square Mile Capital Management LLC, (now known as Affinius Capital), a private institutionally backed New York based firm established in 2006 to focus on real estate equity and credit investment opportunities. He served as Square Mile’s Managing Principal from 2006 until 2017 and Vice Chairman/Senior Advisor from 2017 until 2020, and currently serves as Special Advisor.
•Co-Founder of Blackacre Capital Management LLC (now known as Cerberus Institutional Real Estate) from 1994 until 2005.
•Managing Director of the Commercial Mortgage Investment Unit of Oppenheimer & Company, Inc. from 1993 to 1994.
•Vice President of the Distressed Real Estate Principal Group of Credit Suisse First Boston, Inc. from 1991 to 1993.
•Vice President of the Real Estate Investment Banking Unit of Chemical Bank from 1986 to 1991.
•Attorney in the real estate practices of Kelley Drye & Warren LLP and Proskauer Rose LLP from 1983 to 1986.
•Previously served as an Independent Director of Trinity Place Holdings from 2018 to 2024, and as an Independent Trustee of First Union Real Estate and Mortgage (now known as Winthrop Realty Trust) from 2001 to 2003.
•Serves on the Board of Trustees of the Aspen Art Museum, and on the advisory boards of the Hospital for Special Surgery in New York and the Hood Museum of Art.

QUALIFICATIONS FOR THE TANGER BOARD
Mr. Citrin has over 35 years of experience in public company and private company real estate investment during which he has structured complex real estate and financial transactions. The Board benefits from this technical experience as well as from Mr. Citrin’s extensive executive, management and legal experience.
OTHER CURRENT PUBLIC COMPANY BOARDS
None

Tanger Inc. | 2026 Proxy Statement	21

Proposal 1 Election of Directors

•Managing Partner of Atlas Hill RE, a real estate venture since 2024.
•Managing Director of Sycamore Executive Advisors, an affiliate of Sycamore Partners, with responsibility for providing real estate strategy for the portfolio, from 2023 to 2025.
•Chairman, Chief Executive Officer, and Director of WeWork Inc., a commercial real estate company, from 2020 to 2023.
•Chief Executive Officer of Brookfield Properties’ retail group, a commercial real estate agency, and Vice Chairman of Brookfield Properties from 2018 to 2019.
•Chief Executive Officer of GGP Inc. for eight years, during which he recapitalized the company from bankruptcy in 2010 and led eight successful years of growth prior to the successful $9.25 billion acquisition of GGP by Brookfield Property Partners in 2018.
•President of Retail at Vornado Realty Trust, a real estate investment trust company, from 2002 to 2010.
•Executive Vice President at Forest City Ratner Companies, LLC from 1994 to 2002.
•Former Chair and current Executive Board member of the National Association of Real Estate Investment Trusts, as well as a former Trustee of the International Council of Shopping Centers.

QUALIFICATIONS FOR THE TANGER BOARD
With more than three decades of professional experience and insight, as well as a proven record of success in the real estate industry, Mr. Mathrani brings dynamic value and further strengthens the talent represented on the Board.
OTHER CURRENT PUBLIC COMPANY BOARDS
Lucky Strike Entertainment Corp. (NYSE: LUCK)
Dick’s Sporting Goods, Inc. (NYSE: DKS)
Mindspace Business Parks (REIT BOM: 543217)

22	Tanger Inc. | 2026 Proxy Statement

Proposal 1 Election of Directors

•Non-Executive Chair of the Board from May 20, 2016 to May 17, 2019.
•Managing Partner and Owner of Red Dog Ventures, LLC, a private equity and venture capital firm, since 2009.
•Chief Executive Officer of Richard Petty Motorsports from 2008 to 2009.
•Chief Executive Officer of LendingTree.com from 2005 to 2007; President and Chief Operating Officer from 2000 to 2005.
•Various senior leadership positions at The Coca-Cola Company from 1995 to 1999, including Vice President, Consumer Marketing of Coca-Cola USA, and at Kraft Foods, Inc. from 1982 to 1995.
•Previously served on the Board of Directors of Premier Farnell plc from 2010 to 2016 and of Valassis Communications Inc. from 2010 to 2014 and R.H. Donnelley from 2007 to 2010.

QUALIFICATIONS FOR THE TANGER BOARD
Mr. Reddin has over 38 years of experience in general management and e-commerce, including managing some of the leading brands in their respective categories. His experience in growing and building digital businesses and developing and marketing leading consumer brands enables him to provide invaluable insights into helping the Company elevate its brand and advance its digital strategy. He is certified in Cyber Security Risk Oversight by the Software Engineering Institute at Carnegie Mellon University & NACD and has experience overseeing cyber security risk management as CEO of LendingTree.com.
OTHER CURRENT PUBLIC COMPANY BOARDS
Asbury Automotive Group, Inc. (NYSE: ABG)
Deluxe Corporation (NYSE: DLX)

Tanger Inc. | 2026 Proxy Statement	23

Proposal 1 Election of Directors

•Lead Independent Director since July 1, 2023.
•Managing Partner at Ryan-Berman Advisory, LLC, a strategic advisory and consulting firm, since January 2018.
•Chief Experience Officer of Enjoy Technology, Inc., a provider of setup and training services for tech products, from June 2016 to December 2017.
•Independent consultant advising multi-channel brands and companies on business innovation and large-scale transformation designed around the customer experience from 2015 to 2016.
•Chief Executive Officer of Victoria’s Secret Direct, LLC, an online and catalog division of Victoria’s Secret, a specialty retailer of women’s lingerie, beauty products, apparel and accessories from 2011 to 2015.
•Independent consultant advising clients in the retail, wholesale and financial investment sectors providing strategic planning, business development and executive coaching services.
•Chief Executive Officer of Giorgio Armani Corp., the wholly owned U.S. subsidiary of Giorgio Armani S.p.A., a provider of fashion and luxury goods products, from 2006 to 2007.
•Vice President/Chief Operating Officer of Apple Computer Retail from 2004 to 2005.
•Various executive positions with Polo Ralph Lauren Corporation, including Group President of Polo Ralph Lauren Global Retail, from 1992 to 2004 and various capacities at May Department Stores, Federated Department Stores and Allied Stores Corp. from 1982 to 1992.
•Previously served on the Board of Directors of J. Crew Group, Inc., Tegra Global, and as Chair of the Board of Directors of BH Cosmetics.
•Co-founder of Miraclefeet, a non-profit organization providing technical and financial support to children and families for the treatment of clubfoot in developing countries.
•Former Chair of the Dean's Cabinet of the Advisory Council for Virginia Tech’s Pamplin College of Business. She serves on the University’s Alumni Association Board and was previously on the University's Foundation Board. She also serves on the Board of Trustees for Benedictine Schools of Richmond.

QUALIFICATIONS FOR THE TANGER BOARD
For more than three decades, Bridget Ryan-Berman has been responsible for business development, consumer strategies and retail operations at leading global fashion and luxury goods companies. She serves as a strategic advisor and board director for multi-channel consumer companies focused on the acceleration of brand growth and business development, digital transformation and consumer engagement. Ms. Ryan-Berman’s extensive experience in apparel and retailing enables her to provide invaluable insight into the environment in which the Company operates.
OTHER CURRENT PUBLIC COMPANY BOARDS
Asbury Automotive Group, Inc. (NYSE: ABG)
Newell Brands Inc. (NASDAQ: NWL)

24	Tanger Inc. | 2026 Proxy Statement

Proposal 1 Election of Directors

•Chief Executive Officer of West Walk Advisors, LLC, a private advisory firm she founded in 2018.
•Senior Advisor to Boston Consulting Group, a global consulting firm, providing treasury management services to the group’s clients from 2019 to 2022.
•Senior Advisor to Promontory Financial Group, a financial service company and an IBM company, guiding clients on regulatory and risk management measures, from 2018 to 2021.
•Chairwoman, Chief Executive Officer and President of Deutsche Bank Trust Company Americas, Deutsche Bank’s U.S. commercial banking entity, from 2016 to 2018. Beginning in 2013, she led the transaction banking businesses in North and South America, and also led the global correspondent banking business.
•A seven-year career at Bank of New York Mellon Trust Company, N.A., including serving as an Executive member of the Board of Directors and as an Executive Vice President, co-leading the acquisition and integration of the JPMorgan Corporate Trust business.
•Various leadership roles at companies including Morgan Stanley, Treasury Strategies, Inc., Ernst & Young and Manufacturers Hanover Trust Company.
•Previously served on the Board of Directors of VEREIT, Inc. from February 2021 to November 2021.
•Previously served as a Director of RBC U.S. Group Holdings LLC, the private intermediate holding company for Royal Bank of Canada’s U.S. operations, and the Falcon Group, a private inventory management solutions business.
•Serves on the Board of Trustees of Hamilton College since 1994 and as an elected trustee of the Village of Saltaire in Fire Island, New York since 2022.
•Previously served on the Board of Trustees of The Brooklyn Hospital Center from 2013 to 2022.

QUALIFICATIONS FOR THE TANGER BOARD
With a 40-year financial career as a demonstrated leader with deep expertise in global financial markets, regulatory compliance, and risk management, Ms. Skerritt brings valuable perspective to the Board. Ms. Skerritt is also certified by the National Association of Corporate Directors (NACD) Cyber-Risk Oversight Program and is an NACD Board Leadership Fellow.
OTHER CURRENT PUBLIC COMPANY BOARDS
IG Group Holdings plc (LSE: IGG)

Tanger Inc. | 2026 Proxy Statement	25

Proposal 1 Election of Directors

•Senior Advisor to Accenture since 2024.
•Chief Executive Officer and Director of The Gap, Inc. from 2020 to 2022.
•President and Chief Executive Officer of Old Navy from 2016 to 2020.
•Executive Vice President, Global Supply Chain and Product Operations of The Gap, Inc. 2013 to 2016.
•Key leadership roles at The Gap, Inc. from 2004 to 2013, including Managing Director, Europe; Senior Vice President, International; and Senior Vice President, International Outlet.
•Various positions in Fortune 500 product companies, including Sun Microsystems and Ford Motor Company, with a focus on global operations, logistics and product-to-market strategies.
•Board of Governors, Boys & Girls Clubs of America since 2018.
•Serves on the Board of Directors of Next Insurance since 2024.
•Serves as a champion for Journey to Lead, a non-profit network designed to advance visionary women leaders.
•Previously served on The Gap Foundation Board of Trustees.
•Steering Committee Member of The Fashion Pact from 2021 to 2022.
•Member of the California Governor’s Task Force on Business and Jobs Recovery from 2020 to 2021.

QUALIFICATIONS FOR THE TANGER BOARD
Ms. Syngal is the former CEO of The Gap, Inc. and has nearly 30 years of industry experience and leadership, with a proven track record in global supply chain operations, brand management, and product-to-market innovation across the retail, technology, and automotive sectors. Ms. Syngal has served on the Board of Governors of the Boys & Girls Clubs of America since 2018 and has been a champion for Journey to Lead since 2018.
OTHER CURRENT PUBLIC COMPANY BOARDS
Tractor Supply Company (NASDAQ: TSCO)

26	Tanger Inc. | 2026 Proxy Statement

Proposal 1 Election of Directors

•Mr. Ubiñas is Chairman of the Statue of Liberty - Ellis Island Foundation (a nonprofit organization that works to preserve the Statue of Liberty and Ellis Island) and has served in this capacity since January 2021; he previously served as Vice Chair from 2018 until 2021 and has served as a member of its board of directors since 2014.
•President of the Ford Foundation from 2008 to 2013, then the second-largest foundation in the United States, where he led a broad-based restructuring of the organization, including a strategic resetting of its programs, reinvestment of over 80% of the endowment, and a rebuilding of facilities and systems.
•An 18-year career at McKinsey & Company where, as a Senior Partner, he led the firm’s media practice on the west coast during the transition from analog to digital and omnichannel platforms.
•Previously served on the Board of Directors of Boston Private Financial Holdings from September 2017 to July 2021, Valassis Communications, Inc. from December 2012 to February 2014, and CommerceHub, Inc. from June 2016 to May 2018.
•Serves on the Board of Trustees of Mercer Funds, a registered management investment company.
•Member of the Advisory Board of the United Nations Fund of International Partnerships. He is also a member of the Executive Committee and Chairs the Finance Committee of the New York Public Library.

QUALIFICATIONS FOR THE TANGER BOARD
As a demonstrated leader with deep expertise in helping companies adopt successful strategies during periods of transformation, Mr. Ubiñas brings valuable perspective to the Board.
OTHER CURRENT PUBLIC COMPANY BOARDS
AT&T (NYSE: T)
Electronic Arts Inc. (NASDAQ: EA)

Tanger Inc. | 2026 Proxy Statement	27

Proposal 1 Election of Directors

•President and Chief Executive Officer of the Company since January 2021. Mr. Yalof joined the Company in April 2020 as President and Chief Operating Officer.
•Chief Executive Officer of Simon Premium Outlets of the Simon Property Group, Inc. from September 2014 to April 2020.
•More than 22 years of experience in the retail industry, previously serving as Senior Vice President of Real Estate for Ralph Lauren Corporation and Senior Director of Real Estate for The Gap, Inc.
•Serves as a Trustee of the International Council of Shopping Centers, as well as on the advisory boards of Real Estate Roundtable and the Center for Real Estate Studies (CRES) at George Washington University.

QUALIFICATIONS FOR THE TANGER BOARD
Mr. Yalof provides insight into the Company's operations and strategy as well as extensive experience in the real estate and retail industries.
OTHER CURRENT PUBLIC COMPANY BOARDS
None

Vote Required. The nominees will be elected if votes cast for each nominee’s election exceed the votes cast against such nominee’s election, provided that a quorum is present. Accordingly, abstentions, broker non-votes and Common Shares present at the meeting for any other purpose but which are not voted on this proposal will not affect the outcome of the vote on the nominees. The eight nominees who were approved by the Nominating and Corporate Governance Committee for inclusion on the proxy card are standing for re-election.

28	Tanger Inc. | 2026 Proxy Statement

Proposal 1 Election of Directors
Directors Not Standing for Re-election at the Annual Meeting
Mr. Tanger, age 77, will not be standing for re-election at this Annual Meeting and his term as a director of the Company will expire at the conclusion of the Annual Meeting. Mr. Tanger will continue to serve as a director and in his role as the Non-Executive Chair of the Board until the Annual Meeting.

•Non-Executive Chair of the Board since January 1, 2024, and Executive Chair of the Board from January 1, 2021 to December 31, 2023.
•Served as the Company’s Chief Executive Officer from May 2017 to December 2020; President and Chief Executive Officer from January 2009 to May 2017; President and Chief Operating Officer from January 1995 to December 2008; and Executive Vice President from 1986 to December 1994.
•Served on the Board of Directors of The Fresh Market, Inc. from June 2012 to April 2016.
•Former Trustee of the International Council of Shopping Centers (ICSC), a member of the Real Estate Roundtable, and a Director and Member of the Executive Committee of the National Association of Real Estate Investment Trusts (NAREIT).

QUALIFICATIONS FOR THE TANGER BOARD
Mr. Tanger joined the Company’s predecessor in 1986 and is the son of the Company’s founder, the late Stanley K. Tanger. Together with his father, Mr. Tanger helped develop the Company into a portfolio of outlet shopping centers throughout the U.S. states and in Canada. Mr. Tanger provides an insider’s perspective in Board discussions and is experienced in all aspects of the Company’s business.
OTHER CURRENT PUBLIC COMPANY BOARDS
None

Tanger Inc. | 2026 Proxy Statement	29

Proposal 1 Election of Directors
Director Independence
Our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (“NYSE”) require that a majority of our directors be “independent” and that every member of the Board’s Audit Committee, Compensation and Human Capital Committee, and Nominating and Corporate Governance Committee be “independent,” in each case as such term is defined by the NYSE listing requirements. Generally, independent directors are those directors who are not concurrently serving as officers of the Company and who have no material relationship with us. We presently have nine directors, including seven independent directors. Our Board has affirmatively determined that the following seven current directors are “independent,” as that term is defined under the listing standards of the NYSE: Jeffrey B. Citrin, Sandeep L. Mathrani, Thomas J. Reddin, Bridget M. Ryan-Berman, Susan E. Skerritt, Sonia Syngal and Luis A. Ubiñas. Steven B. Tanger served as an executive officer of the Company until December 31, 2023~~,~~ and Stephen Yalof is our President and CEO, and therefore, are not independent.
In determining the independence of our directors, the Board took into account that Ms. Ryan-Berman serves as the Chair of the Board of Newell Brands Inc., which owns a portfolio of brands, including one of our tenants. Additionally, Mr. Mathrani serves on the board of directors of Dick’s Sporting Goods, Inc., one of our tenants. The Board considered the nature of these relationships, the dollar value of the annual rental payments received from the respective tenant, and determined that the relationship does not impair Ms. Ryan-Berman’s or Mr. Mathrani’s independence.
Board Leadership Structure
Pursuant to our By-Laws and our Corporate Governance Guidelines, our Board determines the appropriate board leadership structure for our Company from time to time. We recognize that different board leadership structures may be appropriate for companies in different situations and so as part of our annual Board self-evaluation process, we evaluate our leadership structure to ensure that the Board continues to believe that it provides the optimal structure for our Company and shareholders.
We do not have a policy on whether the same person should serve as both the Chief Executive Officer and Chair of the Board or, if the roles are separate, whether the Chair should be selected from the non-management directors. We believe that our Board should have the flexibility to make these determinations in the way that best provides appropriate leadership for our Company. Pursuant to our Corporate Governance Guidelines, if the Chair of the Board is a member of management or does not otherwise qualify as independent under NYSE rules, the independent directors may elect a Lead Independent Director, who shall qualify as independent under NYSE rules.
We presently operate with a Non-Executive Chair, a Chief Executive Officer and a Lead Independent Director. Mr. Tanger became our Non-Executive Chair on January 1, 2024, after having served as our Executive Chair since January 1, 2021 and prior to that as a director since May 1993. Mr. Yalof, our President and CEO, was appointed to the Board effective July 20, 2020 and became CEO on January 1, 2021. Ms. Bridget M. Ryan-Berman was appointed Lead Independent Director effective July 1, 2023.
Mr. Tanger will not be standing for re-election at this Annual Meeting and his term as a director of the Company will expire at the conclusion of the Annual Meeting. Mr. Tanger will continue to serve as a director and in his role as the Non-Executive Chair of the Board until the Annual Meeting. Following the expiration of Mr. Tanger’s term as a director upon the adjournment of the Annual Meeting, the Board expects to appoint Mr. Ubiñas to succeed Mr. Tanger as Non-Executive Chair of the Board. Our Board has affirmatively determined that Mr. Ubiñas is “independent,” as that term is defined under the listing standards of the NYSE. As such, the Board does not intend to appoint a separate Lead Independent Director following Mr. Ubiñas’s appointment as Non-Executive Chair of the Board.
We believe our current and future leadership structure is the optimal structure for us at this time, providing both strong oversight and operational insight. We believe the benefits of the arrangement include the following:
•Affords consistent and stable leadership in the board room, with our Chair facilitating board room discussion and presiding over Board meetings.
•Establishes clear leadership roles, with our Chair assuming principal responsibility for the functioning of our Board while our CEO assumes principal responsibility for the day-to-day operations of the Company.
•Provides valuable independent oversight of management from our Lead independent Director if our Chair does not meet our independence requirements.
•Creates an environment in which our President and CEO, Mr. Yalof, can effectively lead and engage our employees and work productively to create and execute the Company’s strategic vision.
•Ensures effective communication between the independent directors, the Chief Executive Officer and the Chair.

30	Tanger Inc. | 2026 Proxy Statement

Proposal 1 Election of Directors
The Role of the Lead Independent Director
Below is a description of the role of our Lead Independent Director. Ms. Ryan-Berman currently serves as our Lead Independent Director. Following the Annual Meeting, the Board expects to appoint Mr. Ubiñas as Non-Executive Chair of the Board. Mr. Ubiñas will assume the responsibilities of the Lead Independent Director position following his anticipated appointment after the Annual Meeting. Provided that Mr. Ubiñas continues to qualify as an “independent” director, as such term is defined under the listing standards of the NYSE, the Board does not intend to appoint a separate Lead Independent Director.

Bridget Ryan-Berman Lead Independent Director
Ms. Ryan-Berman has substantial experience with corporate governance and public company management, as well as deep knowledge of the Company and its governance practices. The Board believes Ms. Ryan-Berman’s tenure as a director enables her to provide a valuable perspective on Tanger’s business and risk framework and enhances her ability to challenge members of senior management.
As our Lead Independent Director, Ms. Ryan-Berman has significant authority and responsibilities to provide for an effective and independent Board. In this role, she has the following responsibilities:

EXECUTIVE SESSIONS & MEETING OF INDEPENDENT DIRECTORS
•Leads executive sessions (including of independent directors) and facilitates discussion of the Company’s strategy and key governance issues (including succession planning)
•Serves as liaison between independent directors and the Chair and CEO

PERFORMANCE EVALUATIONS
•Focuses on Board effectiveness, performance and composition with input from the Nominating and Corporate Governance Committee
•Oversees and reports on annual Board and Committee self-evaluations, in consultation with the Nominating and Corporate Governance Committee
•Facilitates discussions regarding the performance of Tanger senior executives

BOARD PROCESSES AND INFORMATION
•Develops and approves the agenda for Board meetings, in consultation with Chair, CEO and Committee Chairs
•Meets regularly between Board meetings with the Chair and CEO
•Sits on and attends the meetings of each Board committee

SHAREHOLDER OUTREACH	•Responds to shareholder inquiries and leads shareholder outreach efforts, when appropriate

Tanger Inc. | 2026 Proxy Statement	31

Proposal 1 Election of Directors
Risk Oversight

Board of Directors
•The full Board is ultimately responsible for overseeing the Company’s risk management processes, and our committees assist the Board in fulfilling this responsibility. Our Board is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities. In addition, our Board regularly receives reports by each committee chair after each meeting regarding the applicable committee’s considerations and actions with respect to certain risks. Finally, the Board, when appropriate, receives reports directly from officers and senior management responsible for oversight of particular risks within the Company.

AUDIT COMMITTEE

•The Audit Committee is responsible for primary risk oversight related to our financial reporting, accounting and internal controls.
•The Audit Committee receives reports from management at least quarterly regarding the Company’s assessment of risks. These risks relate to a range of issues including strategy, operations, legal/regulatory and cybersecurity, among others.
•The Audit Committee focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board’s levels of risk tolerance.

COMPENSATION AND HUMAN CAPITAL COMMITTEE

•The Compensation and Human Capital Committee is responsible for overseeing our Company’s assessment and management of risk related to our Company’s compensation plans, policies and overall philosophy as more fully described under our “Compensation Review Process.”
•The Compensation and Human Capital Committee maintains primary responsibility for the oversight of and risks related to human capital management, including, but not limited to, retention, management succession, diversity, culture and engagement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

•The Nominating and Corporate Governance Committee oversees risks related to corporate governance, including our overall governance framework and the development of our corporate governance principles.
•The Nominating and Corporate Governance Committee oversees risks related to board and CEO succession.
•The Nominating and Corporate Governance Committee maintains primary responsibility for the oversight of and risks related to environment, social and sustainability matters, including the alignment of such programs with Company strategy.

MANAGEMENT
•While the Board oversees our overall risk management, our management is responsible for day-to-day risk management processes, including identifying, evaluating, monitoring and managing the organization’s top risks as part of the Company’s Enterprise Risk Management (“ERM”) process.

32	Tanger Inc. | 2026 Proxy Statement

Proposal 1 Election of Directors
Cybersecurity Risk Management Oversight
Executive Management: We recognize the critical importance of robust cybersecurity practices to safeguard the confidentiality, integrity, and availability of Company data and systems. Our executive management team is regularly informed of aspects related to cybersecurity risks and incidents. Additionally, we strategically integrated cybersecurity risk management into our broader ERM framework as well as continue to promote a company-wide culture of cybersecurity risk management. We believe that this integration ensures that cybersecurity considerations are an integral part of our decision-making processes at every level.
Technology Department: Our technology organization is responsible for the ongoing identification, assessment, and management of material risks arising from cybersecurity threats. This includes risks associated with our critical computer networks, hardware, software, communication services and third‑party applications and services. Our team also manages critical data, including intellectual property, proprietary and confidential business information, and tenant and customer data in alignment with our business objectives and operational needs.
The Board & Audit Committee: The Board maintains oversight of risks associated with cybersecurity threats and has delegated primary responsibility for this oversight to the Audit Committee. The Audit Committee provides oversight to management's processes for identifying and mitigating risks, including cybersecurity risks such as network security, information and digital security, data privacy and protection, and emerging technology risks such as generative artificial intelligence. This oversight helps align the Company’s risk exposure with its strategic objectives.
The Audit Committee engages in regular discussions with management regarding significant risk exposures and the Company’s controls, policies, and monitoring activities related to these risks. These discussions include the Company’s risk assessments and risk management policies.
Assessing, identifying and managing cybersecurity related risks are integrated into our overall ERM process. Cybersecurity related risks are included in the population that the ERM function evaluates to assess the top risks to the enterprise on a quarterly basis. When the ERM process identifies a heightened cybersecurity related risk, management develops risk mitigation plans to address the risk. The ERM annual risk assessment is presented to the Audit Committee.
Senior Vice President of Technology: The Senior Vice President of Technology ("SVP, Technology") is continually informed about the latest developments in cybersecurity, including potential threats and innovative risk management techniques. This ongoing knowledge acquisition is crucial for the effective prevention, detection, mitigation, and remediation of cybersecurity incidents. The SVP, Technology implements and oversees processes for the regular monitoring of our information systems. This includes the deployment of advanced security measures and regular system audits to identify potential vulnerabilities. In the event of a cybersecurity incident, we believe we have a well-defined incident response plan governing our assessment, response and notifications internally and externally upon the occurrence of a cybersecurity incident.
Depending on the nature and severity of an incident, this process provides for evaluation by an executive management group to determine if the incident is material to us by evaluating the impact on our financial condition, reputation and potential litigation risk and regulatory impact. The management group is comprised of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, Chief Accounting Officer and the SVP Technology to determine if escalation is necessary by the Chief Executive Officer to the Board (specifically our Non-Executive Chair and the Audit Committee Chair).
The Audit Committee holds quarterly meetings, and the SVP Technology provides periodic reports, on at least a quarterly basis, to the Audit Committee. The SVP Technology regularly informs our executive management group of all aspects related to cybersecurity risks and incidents. This ensures that the highest levels of management are kept abreast of the cybersecurity environment and potential risks facing us. Furthermore, significant cybersecurity matters, and strategic risk management decisions are escalated to the Audit Committee, ensuring that they have comprehensive oversight and can provide guidance on critical cybersecurity issues.
For a further description of the cybersecurity risk management policies and practices of the Board and management, see Item 1C of the Form 10-K included in the Company’s Annual Report.

Tanger Inc. | 2026 Proxy Statement	33

Proposal 1 Election of Directors
Attendance at Board and Committee Meetings
The Board held six meetings during 2025. Each of the incumbent directors in office during 2025 attended 100% of the Board meetings and meetings of committees on which the director served, during the period in which such person served as a director. We do not have a formal policy of attendance for directors at our annual meeting of shareholders. All of our incumbent directors who were serving at the time of the 2025 annual meeting of shareholders attended the meeting.
Pursuant to our Corporate Governance Guidelines, non-management directors are required to meet in executive sessions following each regularly scheduled quarterly Board meeting. The Lead Independent Director of the Board presides at all executive sessions at which he or she is in attendance. In addition, to the extent applicable, non-management directors who are not independent under the rules of the NYSE may participate in these executive sessions, but our independent directors meet in executive session at least once per year.
Anti-Hedging Policy
The Company has established an anti-hedging policy that prohibits our executive officers, directors and employees, their family members and any entities they control, from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly. These transactions allow the shareholder to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the owner may no longer have the same objectives as the company’s other shareholders. Therefore, executive officers, directors and employees may not engage in any such transactions with respect to the Common Shares they own.
Committees of the Board
The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The current committees are the Audit Committee, the Compensation and Human Capital Committee, and the Nominating and Corporate Governance Committee. In accordance with NYSE listing standards, all of the committees are comprised solely of independent directors. Charters for each of the Audit, Compensation and Human Capital, and Nominating and Corporate Governance Committees are available on the Company’s investor relations website at investors.tanger.inc by first clicking on “FOR INVESTORS,” then ”OUR GOVERNANCE” and then “GOVERNANCE DOCUMENTS.”
The table below shows the current membership for each of the standing committees.

	Age	Years on Board	Independent	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee
Jeffrey B. Citrin	68	11
Sandeep L. Mathrani	63	4
Thomas J. Reddin	65	15
Bridget M. Ryan-Berman(1)	65	17
Susan E. Skerritt	71	7
Sonia Syngal	56	1
Steven B. Tanger(2)	77	32
Luis A. Ubiñas(3)	63	6
Stephen Yalof(4)	63	5

Member	Chair
(1)     Ms. Ryan-Berman currently serves as our Lead Independent Director. It is anticipated that, following the Annual Meeting, the Board will cease to have a Lead Independent Director.
(2)    Non-Executive Chair of the Board, Mr. Tanger will transition to Chairman Emeritus at the expiration of his term at the Annual Meeting. As a result 8 director nominees will stand for election.
(3)      It is anticipated that , following the Annual Meeting, Mr. Ubiñas will be appointed Non-Executive Chair of the Board.
(4)     President and Chief Executive Officer

34	Tanger Inc. | 2026 Proxy Statement

Proposal 1 Election of Directors

Audit Committee

Susan E. Skerritt	Meetings in 2025: 4 Members Jeffrey B. Citrin Sandeep L. Mathrani Thomas J. Reddin

The Board has established an Audit Committee currently consisting of four of our independent directors, each of whom satisfies the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been determined by the Board to be “financially literate” as defined in the listing requirements of the NYSE and qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K.
PURPOSE AND RESPONSIBILITIES
•Assists the Board in fulfilling its oversight of:
–our accounting and the integrity of our financial statements and financial reporting process;
–our compliance with legal and regulatory requirements;
–the qualifications and independence of our independent registered public accountants;
–the performance of our independent registered public accountants and our internal audit function;
–our systems of disclosure controls and procedures; and
–our enterprise risk management, including risks related to cybersecurity.
•Prepares any audit committee report required by the regulations of Securities Exchange Commission (“SEC”) to be included in our annual proxy statement;
•Appoints, retains, oversees and provides compensation for the work of our independent registered public accountants and approves in advance, or adopts appropriate procedures to approve in advance, all audit and non-audit services provided by the independent registered public accountants; and
•Discusses with management the Company’s policies with respect to risk assessment and risk management, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.
Our Board has delegated oversight of compliance with our code of ethics to the Audit Committee, including the review of related party transactions and the granting of waivers to the code of business conduct and ethics. If the Audit Committee grants any waivers to the code of business conduct and ethics for any of our executive officers and directors, we will promptly disclose such waivers as required by law or NYSE regulations.
During 2025, there were four meetings of the Audit Committee.

Tanger Inc. | 2026 Proxy Statement	35

Proposal 1 Election of Directors

Compensation and Human Capital Committee

Thomas J. Reddin	Meetings in 2025: 4 Members Jeffrey B. Citrin Sandeep L. Mathrani Sonia Syngal

The Board has established a Compensation and Human Capital Committee currently consisting of four of our independent directors, each of whom meets the NYSE’s additional standards for compensation committee membership and qualifies as a non-employee director for purposes of Section 16 of the Exchange Act.
PURPOSE AND RESPONSIBILITIES
•Reviews and approves the corporate goals and objectives relevant to the compensation of the CEO;
•Evaluates the CEO’s performance in light of those goals and objectives and, either as a committee or together with other independent directors (as directed by the Board), determines compensation for our CEO;
•Reviews and approves the compensation of other executive officers and directors;
•Administers the Company’s Amended and Restated Incentive Award Plan (the “Incentive Award Plan”), except in the case of awards to non- employee directors for which the plan is administered by the Board. This plan provides for the issuance of equity-based awards to the Company’s employees, directors, and consultants;
•Selects the employees and consultants (other than non-employee directors) to whom equity-based awards under the Incentive Award Plan will be granted and establishes the terms and conditions of the awards;
•Makes recommendations to the Board with respect to the compensation of non-employee directors; and
•Reviews programs and strategies related to human capital management, including retention, management succession, diversity, culture and engagement.
During 2025, there were four meetings of the Compensation and Human Capital Committee.

36	Tanger Inc. | 2026 Proxy Statement

Proposal 1 Election of Directors

Nominating and Corporate Governance Committee

Luis A. Ubiñas	Meetings in 2025: 4 Members Bridget M. Ryan-Berman Susan Skerritt Sonia Syngal

The Board has established a Nominating and Corporate Governance Committee currently consisting of four of our independent directors.
PURPOSE AND RESPONSIBILITIES
•Makes recommendations to the Board regarding changes in the size of the Board or any committee of the Board;
•Recommends individuals for the Board to nominate for election as directors;
•Recommends individuals for appointment to committees of the Board;
•Establishes procedures for the Nominating and Corporate Governance Committee’s oversight of the annual evaluation of the Board and management;
•Identifies and recommends approaches to director orientation and continuing education and develops and recommends to the Board corporate governance guidelines;
•Evaluates annually the effectiveness of the Board as a whole and identifies any areas in which the Board may be better served by adding new members with different skills, backgrounds or areas of experience;
•Assists the Board in maintaining a skills matrix as a tool for considering the experience of directors; and
•Reviews the Company’s programs with respect to the environment and sustainability.
During 2025, there were four meetings of the Nominating and Corporate Governance Committee.

In identifying qualified director candidates for election to the Board and to fill vacancies on the Board, the Nominating and Corporate Governance Committee solicits current directors for the names of potentially qualified candidates, may ask directors to pursue their own business contacts for the names of potentially qualified candidates and may engage a third party search firm to identify names of potentially qualified candidates.
The Board values directors who will bring a sufficient range of different perspectives to bear, generate appropriate discussion and debate, and fulfill their oversight responsibilities to foster significant value creation for our shareholders. The Board considers director candidates based on a number of factors including: whether the Board member will be “independent” in accordance with NYSE listing requirements; personal integrity and other qualities and characteristics, accomplishments and reputation in the business community; experience with businesses and other organizations of comparable size and current knowledge and contacts in the Company’s industry or other industries relevant to the Company’s business; experience and understanding of the Company’s business and financial matters affecting its business; ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to the needs of the Company; and diversity of viewpoints, background, experience, gender, race, ethnicity and other attributes. It is the policy of the Nominating and Corporate Governance Committee to consider nominees for the Board recommended by the Company’s shareholders in accordance with the procedures described under “Other Matters- Shareholder Proposals and Nominations for the 2027 Annual Meeting of Shareholders-Shareholder Suggestions for Director Nominations” in this Proxy Statement. Shareholder nominees who are recommended in accordance with these procedures will be given the same consideration as nominees for director from other sources.

Tanger Inc. | 2026 Proxy Statement	37

Proposal 1 Election of Directors
Communications with Directors
Any shareholder or interested party is welcome to communicate with our Lead Independent Director, any other director, the non-employee directors as a group or the Board as a whole by writing to the relevant director(s) as follows: Tanger Inc., c/o the Corporate Secretary, 3200 Northline Avenue, Suite 360, Greensboro, NC 27408. All communications, except for marketing and advertising materials, are forwarded directly to our directors.
Compensation of Directors
The annual compensation to the non-employee directors for 2025 was set and approved by the Board based on the recommendations of our independent compensation consultants engaged by the Compensation and Human Capital Committee, and remained consistent from the compensation paid to non-employee directors in 2024 with the exception of an incremental increase of $5,000 paid to the Nominating and Corporate Governance Committee Chair. Compensation paid to our non-employee directors for services in 2025 is described below.
Annual Non-Employee Director Compensation

Director Retainers

■	$70,000 Annual Cash Retainer
■	$175,000 Annual Equity Retainer

Lead Independent Director, Non-Executive Chair, and Committee Chair Additional Retainers
Our current President and CEO, Mr. Yalof, who is also a director, is not paid any director fees for his services as director of the Company. Mr. Tanger serves as Non-Executive Chair of the Board and is compensated in accordance with the Company’s director compensation policy outlined above, with an additional cash retainer of $70,000 for his role as Non-Executive Chair.
As noted above, Mr. Tanger’s service as Non-Executive Chair of the Board and as a member of the Board will expire on the date of the 2026 Annual Meeting, he will cease to receive annual cash and equity director fees at the 2026 Annual Meeting. and he will then assume the role of Chair Emeritus. In this role, he will be invited to attend Board meetings as a non-voting advisor and will receive a cash retainer of $30,000 for his advisory services through the date of the 2027 Annual Meeting.
Following the date of the 2026 Annual Meeting, our Non-Executive Chair will be independent and we will cease to have a Lead Independent Director. In recognition of the Non-Executive Chair’s assumptions of the responsibilities of the Lead Independent Director and the Non-Executive Chair, the annual cash retainer for the Non-Executive Chair will be increased to $100,000.
There are no other changes to our non-employee director compensation planned for 2026.

38	Tanger Inc. | 2026 Proxy Statement

Proposal 1 Election of Directors
Equity Compensation
We may from time to time grant to any non-employee director options, restricted or deferred shares, long-term incentive plan ("LTIP") units of the Operating Partnership, or other awards upon approval of the entire Board. The Board selects the non-employee directors to whom equity-based awards under the Incentive Award Plan will be granted and establishes the terms and conditions of the awards based on recommendations and advice from the Compensation and Human Capital Committee. However, as set forth in the Incentive Award Plan, a non-employee director may not receive awards under the Incentive Award Plan with an aggregate value in excess of $500,000 during any fiscal year.
Beginning in 2025, the Board modified the annual non-employee director compensation program to permit each non-employee director to elect to receive his or her annual equity award in either time-based restricted Common Shares or an equal number of time-based LTIP units of Tanger Properties Limited Partnership with identical vesting terms. LTIP Units are intended to qualify as “profits interests” for U.S. federal income tax purposes. Each LTIP unit, if and upon vesting, is convertible, upon the satisfaction of minimum allocations to the capital account of the LTIP unit for federal income tax purposes, into a non-voting Class C common unit of the Operating Partnership. Each such Class C common unit may be exchanged by the director for one common share of the Company.
The Board approved awards of restricted Common Shares or LTIP units to each non-employee director with a grant date fair value of approximately $175,000 for 2025. The non-employee directors' restricted common shares and LTIP units issued during 2025 vested on February 15, 2026, the first anniversary of the date of grant (or, in the case of Mr. Henry, upon his retirement from the Board at the 2025 Annual Meeting).
In addition, the Director Deferred Share Program of Tanger Inc. and Tanger Properties Limited Partnership (the “Director Deferred Share Program”) allows non-employee directors to elect to receive all or a portion of their cash and/or equity compensation in deferred shares. In the event a non-employee director elects to defer compensation, such compensation (along with any dividends earned with respect to such compensation) will be credited to a bookkeeping account and paid in Common Shares within 60 days following the payment date elected by such director. Such payment date will be one of the following dates: (1) the date of termination of directorship, (2) a specified annual anniversary of the date of termination of directorship, (3) a specified date that is after December 31 of the applicable service year, or (4) the earlier of the date of death or disability. Any deferred shares shall be subject to the same vesting conditions applicable to the restricted Common Shares that would have been granted absent a deferral election. In 2025, two non-employee directors participated in the Director Deferred Share Program, as described in the footnotes to the Director Compensation Table below.
Minimum Equity Ownership Guidelines
The Board expects all non-employee directors to own a meaningful equity interest in the Company to more closely align the interests of directors with those of shareholders. Our equity ownership guidelines require non-employee directors to hold Common Shares with a value equal to five times the base annual board retainer of $70,000 within five years of joining the Board. All non-employee directors who have been board members for at least 5 years met the share ownership guidelines as of December 31, 2025.

Tanger Inc. | 2026 Proxy Statement	39

Proposal 1 Election of Directors
Director Compensation Table
The following table shows the total compensation for our non-employee directors for the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash	Share Awards(1)	All Other Compensation(2)	Total
Jeffrey B. Citrin(3)	$70,000	$175,025	$6,237	$251,262
David B. Henry (4)	25,000	175,025	3,277	203,302
Sandeep L. Mathrani	70,000	175,025	6,237	251,262
Thomas J. Reddin	95,000	175,025	6,237	276,262
Bridget M. Ryan-Berman	140,000	175,025	6,237	321,262
Susan E. Skerritt	95,000	175,025	6,237	276,262
Sonia Syngal	70,000	175,025	4,779	249,804
Steven B. Tanger	140,000	175,025	6,237	321,262
Luis A. Ubiñas	90,000	175,025	6,237	271,262
(1)The amounts in this column represent the grant date fair value of restricted Common Share awards or LTIP units granted during 2025. Each incumbent director serving in 2025 was granted 5,060 restricted Common Shares, Deferred Shares or LTIP units with a grant date fair value of $34.59 per share. A discussion of the assumptions used in calculating these values may be found in Note 16 to our 2025 audited consolidated financial statements on pages F-47 through F-51 of our 2025 Annual Report. As of December 31, 2025, the aggregate number of unvested restricted Common Shares or LTIP units held by each director other than Messrs Henry and Ubiñas consisted of 5,060 restricted Common Shares or LTIP Units granted during 2025. As of December 31, 2025, Mr. Ubiñas held 5,060 unvested Deferred Shares, plus an additional 139 shares earned from dividend reinvestment attributable to the original award.
(2)Represents dividends paid on unvested restricted Common Shares, distributions paid on LTIP Units or the value of additional deferred shares credited under our Director Deferred Share Program in respect of dividends.
(3)Mr. Citrin deferred all of his cash compensation in 2025 pursuant to our Director Deferred Share Program. As a result, Mr. Citrin received 2,140 deferred shares in lieu of his 2025 cash compensation plus an additional 29 deferred shares earned from dividend reinvestment attributable to those 2,140 deferred shares.
(4)Mr. Henry retired from the Board at the 2025 Annual Meeting. His cash compensation was pro-rated for the period he served on the Board through the date of his retirement.

40	Tanger Inc. | 2026 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
Introduction
The Compensation and Human Capital Committee is responsible for the Company’s executive compensation philosophy and policies, as well as the annual executive compensation program that flows from them. This “Executive Compensation” section of the Proxy Statement contains a detailed explanation of the compensation arrangements for our NEOs for fiscal year 2025, which were determined by the Compensation and Human Capital Committee. For the fiscal year ended December 31, 2025, our NEOs and their titles were as follows:

STEPHEN YALOF President and Chief Executive Officer (“CEO”)

MICHAEL J. BILERMAN Executive Vice President - Chief Financial Officer and Chief Investment Officer (“CFO”)

LESLIE A. SWANSON Executive Vice President - Chief Operating Officer (“COO”)

JESSICA K. NORMAN Executive Vice President - Chief Administrative Officer, General Counsel, and Secretary (“CAO”)

JUSTIN C. STEIN Executive Vice President - Chief Revenue Officer (“CRO”)

The Compensation Discussion and Analysis includes the following sections:

1	Executive Summary

Summarizes our efforts to engage shareholders with regard to “Say-on-Pay”, and features compensation highlights and the 2025 Business Recap.

See page 42

2	Compensation Review Process

Outlines the role of the Compensation and Human Capital Committee, compensation consultant and CEO in developing appropriate compensation programs for our NEOs.

See page 46

3	2025 Compensation

Provides a more detailed description of our compensation program as applied to our NEOs.

See page 50

4	Governance Policies Relating to Compensation

Details other governance policies and processes related to our executive compensation program.

See page 59

For further description of our NEOs, see the section titled “Information About the Executive Officers of Tanger Inc.” in Part I of the Form 10-K included in the Company’s Annual Report.

Tanger Inc. | 2026 Proxy Statement	41

Executive Compensation

1	Executive Summary
The Compensation and Human Capital Committee strongly believes that our executive compensation program represents a thoughtful, balanced program with a pay-for-performance structure that focuses on Company performance and reflects the feedback of our shareholders. Our executive compensation program is designed to motivate, attract and retain highly-qualified executives with this unique and proven skill set and to align the CEO and other NEOs’ interests with those of our shareholders. In years that our shareholder value has increased, aggregate compensation for our CEO and other NEOs has generally increased. Conversely, in years that we have underperformed, aggregate compensation for our CEO and other NEOs has generally declined. We believe that such alignment is strongly evidenced by the 2025 compensation and the current outstanding equity awards held by our NEOs.
Our goal is to build shareholder value through a comprehensive, disciplined plan for sustained, long-term growth. We focus our efforts on increasing net operating income at our existing centers, renovating and optimizing selected centers and pursuing disciplined external growth in our current markets and potential new markets through selective ground-up development or the acquisition of retail real estate. Future retail real estate assets may be wholly-owned by us, owned through joint ventures or partnership arrangements, or through management agreements.
Shareholder Engagement and Listening to Our Shareholders
We have historically taken into consideration the results of our advisory votes on the Company’s executive compensation program and NEO compensation decisions, and since 2014, we have proactively engaged in ongoing shareholder outreach in order to hear feedback about our executive compensation program directly from shareholders. We annually conduct outreach efforts to understand and address potential shareholder concerns.
In addition to our shareholder engagement from our Board, management maintains active dialogue with the financial community and during 2025, we continued our efforts to engage with the investment community and other key stakeholders through frequent discussions, meetings and property tours.
As part of these efforts, we were honored to be recognized by Nareit for the second year in a row with the 2025 Nareit Investor CARE (Communications and Reporting Excellence) Gold Award in the Small Cap Equity REIT category. This annual awards program recognizes Nareit's listed corporate members that interact most effectively with their investors online, in writing and orally, and that provide investors with the most comprehensive, clearly articulated and useful information in the most efficient manner. An independent panel of judges selected Tanger as the 2025 Gold recipient, the highest level awarded in the program, based on the company's online presence, SEC filings, and investor relations practices.
Our shareholders approved the 2025 advisory executive compensation say-on-pay vote at a rate of 97.8% of votes cast. We believe that the overwhelming support of our shareholders, as shown in the adjacent graphic, indicates that our shareholders are highly supportive of our approach to executive compensation.
Say-on-Pay Results

42	Tanger Inc. | 2026 Proxy Statement

Executive Compensation
Compensation Highlights
Pay-for-Performance Alignment
The Compensation and Human Capital Committee believes that an executive compensation program that strongly links both the short-term and long-term performance of the Company and the compensation of our executive officers is a key driver of our long-term financial success. We have designed an effective pay-for-performance program whereby a significant portion of each executive officer’s compensation is tied to performance-based cash and equity awards. Thus, in periods where we have superior performance in our operating results and TSR, our executive officers generally will realize higher levels of compensation. Likewise, in periods of poor performance, our executive officers generally will realize significantly lower levels of compensation.
Annual compensation data shown in the Summary Compensation Table on page 62 is presented in accordance with the SEC’s requirements. This mandated format is based on accounting rules that reflect the grant date fair value of awards at the time of grant, which can differ significantly from the value that is ultimately earned from these awards. Therefore, the Compensation and Human Capital Committee believes that utilizing realized compensation in its evaluation of CEO pay is an appropriate additional consideration to accurately measure the alignment of CEO pay-for-performance.

Tanger Inc. | 2026 Proxy Statement	43

Executive Compensation
TSR-Based Performance Award Status
Our CEO and other NEOs participate in multi-year award programs that are based exclusively on 33% of the Company’s three-year absolute TSR and 67% of relative TSR to directly align our executives’ compensation to shareholder returns. For relative TSR, we measure our TSR against the TSR of companies in the FTSE NAREIT Retail Index, which allows for a meaningful comparison of our performance relative to the performance of other companies in our industry. The chart below depicts each current Performance Share Plan (“PSP”) on a program-by-program basis and the achievement or projected achievement based on the Company’s absolute and relative TSR performance as of December 31, 2025. The performance period for the 2022 PSP ended in February 2025. The absolute and relative portions of the 2022 award had a maximum payout.

PSP Performance Period and Metrics	Weight	2023	2024	2025	2026	2027	Payout %
2023 PSP		93% Completed
Absolute TSR	33%	Tracking at Maximum and 100% Projected to be Earned					33.00%
Relative TSR vs. FTSE NAREIT Retail Index	67%	Tracking at Maximum and 100% Projected to be Earned					67.00%
Total							100.00%

PSP Performance Period and Metrics	Weight	2023	2024	2025	2026	2027	Payout %
2024 PSP			67% Completed
Absolute TSR	33%		Tracking between Threshold and Target and 39% Projected to be Earned				12.75%
Relative TSR vs. FTSE NAREIT Retail Index	67%		Tracking at Maximum and 100% Projected to be Earned				67.00%
Total							79.75%

PSP Performance Period and Metrics	Weight	2023	2024	2025	2026	2027	Payout %
2025 PSP				33% Completed
Absolute TSR	33%			Tracking below Threshold and 0% Projected to be Earned			—%
Relative TSR vs. FTSE NAREIT Retail Index	67%			Tracking between Target and Maximum and 63% Projected to be Earned			42.50%
Total							42.50%
Significant At-Risk Compensation
A substantial portion of our CEO’s and other NEOs’ pay is tied to company performance and is at risk. Approximately 35% of our CEO’s performance year 2025 compensation was paid in cash, and approximately 86% was variable, subject to the Company’s performance. Across our remaining NEOs, the average 2025 performance year amount paid in cash was approximately 44% and approximately 78% was variable, subject to the Company’s performance.

CEO

Other NEOs

■	Base Salary	■	Annual Cash Incentive Award	■	Long-Term Incentive Equity Awards

44	Tanger Inc. | 2026 Proxy Statement

Executive Compensation
2025 Business Recap
Our differentiated leasing, marketing, and operating platform is an engine for growth, fueling our strong performance in 2025 and positioning the company for continued momentum in the years ahead.
Our 2025 financial results demonstrate our ability to:
•Drive organic growth through record leasing activity, positive rent spreads, strong portfolio occupancy, and continued NOI expansion,
•Enhance our portfolio as we evolve our centers into shopping, dining, and entertainment destinations that attract new retailers and resonate with our shoppers,
•Deepen shopper engagement through targeted, successful marketing campaigns and technology as part of our strategy to grow sales and traffic, and
•Invest for long-term value by acquiring and integrating additional retail centers, reinvesting in portfolio, activating peripheral land, strengthening our balance sheet, and maintaining flexibility to selectively pursue future growth opportunities.
During 2025, we continued to demonstrate our ability to create value for our shareholders, through dividends totaling $1.1525 per share, which was a 6% increase over the total dividends paid in 2024, and share price appreciation that combined to result in a 110% 3-year total shareholder return (“TSR”) and a 313% 5-year TSR, which outpaced retail REITs, the REIT industry and the broad market as shown below. In 2025, we added two new centers to our portfolio, Pinecrest in Cleveland, OH and Legends Outlets in Kansas City, KS. These acquisitions are consistent with our long-term strategy of investing in dominant outlet and open-air retail centers in markets that benefit from outsized residential and tourism growth and that we believe can immediately benefit from the Tanger leasing, marketing and operations platforms.
Tanger Inc.
1-Year, 3-Year and 5-Year Total Shareholder Return - 2025

1-Year Total Shareholder Return	3-Year Total Shareholder Return	5-Year Total Shareholder Return

Tanger Inc. | 2026 Proxy Statement	45

Executive Compensation

2	Compensation Review Process
Compensation Program Objectives
The objectives of the Company’s compensation program are as follows:

Motivate, attract and retain highly qualified executive management employees who are enthusiastic about the Company’s mission, performance, and culture.
Create a fair, reasonable and balanced compensation program that rewards management’s performance and contribution to the Company while closely aligning the interests of management with those of shareholders.
Provide total compensation to executive officers that is competitive with total compensation paid by other REITs, and other private real estate firms similar to the Company.

Compensation Program Rewards
The Company’s compensation program rewards teamwork and individual executive officer contributions to the Company’s annual and longer-term goals. Annual cash performance-based incentives reward executive officers based on Company financial performance. While the individual amounts of incentive compensation paid may vary among executive officers, the performance targets that are set are generally the same for all executive officers. This creates an environment where all executive officers work together to achieve a common goal. See “2025 Compensation - Annual Cash Incentives: Description and Analysis” on page 51 for further discussion of performance targets used to set 2025 compensation. Additionally, equity-based awards are designed to provide long-term incentives that reward price appreciation of our Common Shares over a multi-year period.
We also believe that the Company’s executive compensation program does not encourage excessive risk taking. The Compensation and Human Capital Committee has incorporated the following risk-oversight and compensation-design features to guard against excessive risk taking:
•Review and approval of corporate objectives by the Compensation and Human Capital Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the desired risk/reward balance, and do not encourage excessive risk taking;
•Base salaries consistent with each executive’s responsibilities so that the executive is not motivated to take excessive risks to achieve a reasonable level of financial security;
•A significant portion of each executive’s compensation is tied to the future share performance of the Company;
•Equity compensation and vesting periods for equity awards that encourage executives to focus on sustained share price appreciation;
•Robust share ownership guidelines, clawback policy, anti-hedging policy and anti-pledging policy; and
•A mix of cash and equity compensation that is designed to encourage strategies and actions that are in the long-term best interests of the Company.

46	Tanger Inc. | 2026 Proxy Statement

Executive Compensation
Role of the Compensation and Human Capital Committee
The purposes and responsibilities of the Compensation and Human Capital Committee include the following:
•Review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance and determine and approve the CEO’s compensation level based on this evaluation;
•Review and approve the compensation of non-employee directors and executive officers other than the CEO, with input from the CEO on the compensation of other executive officers;
•Periodically review the Company’s incentive-compensation and equity-based plans and approve any new or materially amended equity-based plans; and
•Oversee, with management, regulatory compliance with respect to compensation matters.
The Compensation and Human Capital Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. In particular, the Compensation and Human Capital Committee may delegate the approval of certain equity awards to a subcommittee consisting solely of one or more members of the Board who are “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act or, to the extent permitted by law and subject to such limitations as the Compensation and Human Capital Committee may impose, to one or more officers of the Company; provided, however, that in no event shall an officer of the Company be delegated authority to grant awards to, or amend or take other administrative action with respect to awards held by, individuals who are subject to Section 16 of the Exchange Act.
Role of the Compensation Consultant and Use of Market Data
In setting compensation for fiscal year 2025 performance, the Compensation and Human Capital Committee again engaged Ferguson Partners (“FPC”), an independent compensation consultant, to assist in determining the appropriate amounts, types and mix of executive compensation. The Compensation and Human Capital Committee, with the help of its independent compensation consultant:
•reviews the compensation practices of other REITs in order to evaluate market trends and compare our compensation program with the compensation programs of our competitors;
•develops, based in part on this data, a compensation plan that is intended to maintain and strengthen the link between corporate performance and shareholder returns while being generally competitive within our industry; and
•evaluates benchmark data of compensation paid by peer group companies, not to target a specific percentile of compensation, but rather as a frame of reference to establish NEO compensation opportunities.
Based on the Company’s and the individual’s overall performance relative to the peer group and the unique circumstances associated with any individual officer, the Compensation and Human Capital Committee, in consultation with FPC, determined the appropriate level of annual compensation opportunities.
During 2025, FPC analyzed data prepared by management regarding the Company’s total compensation obligations to the NEOs, including realized compensation from the prior year and targeted cash compensation for the current year. FPC also analyzed the mix of fixed versus variable, short-term versus long-term and cash versus equity-based compensation and total compensation of officers with similar duties and responsibilities, as well as similar rank within the NEO group, at the peer group companies.
For fiscal year 2025, FPC recommended the level of base and target annual incentive cash bonus compensation to be set for each NEO as well as the amount of equity awards to be granted to each NEO (or, if applicable, concluded that the recommendations of the CEO with respect to such other executive officer’s compensation were reasonable), based on its review of peer data, industry trends, existing employment agreements and current compensation levels, and other factors. The Compensation and Human Capital Committee considered FPC’s recommendations and analysis when determining base salaries and annual and long-term incentives.
The Compensation and Human Capital Committee considers a variety of factors when constructing an appropriate peer set, including recommendations from FPC. Being a publicly traded, retail-focused, predominantly outlet REIT requires our executive officers to have certain unique skill sets, background, and relationships. However, we are the only publicly traded REIT with this focus and, therefore, the Compensation and Human Capital Committee elected to include companies from the broader retail REIT industry when selecting appropriate peers. In the graphic below we have identified several key factors the Compensation and Human Capital Committee considers when choosing an appropriate peer group, such as who the Company competes with for talent, tenants, and investors.

Tanger Inc. | 2026 Proxy Statement	47

Executive Compensation

Corporate Structure and Primary Industry Focus	There are currently no publicly traded REITs with a primary focus on the outlet industry, so we look at public retail-focused REITs.

Public Retail-Focused REITs	Regional malls, shopping centers, and other retail focused properties.

Against whom does the Company compete for executive talent?
While we generally compete for human capital within the real estate industry, we sometimes obtain talent from companies in other industries, such as technology, finance, retail consumer and service businesses.

Against whom does the Company compete for tenants and investors?
Our outlet centers have begun adding a new variety of tenants, and the Company has acquired 3 open-air lifestyle centers (as of February 2026), thus competing more directly with the shopping center REITs.

Company Size (as defined by market and total capitalization, and number of employees)	The companies we selected are of similar size and scope.

The Compensation and Human Capital Committee will continue to assess the composition of the peer group to determine the appropriateness of each peer company.
The following table provides the names and certain key information for each peer company as of December 31, 2025.

Peer(1)	# of Employees(2)	Implied Equity Market Capitalization ($M)	Total Capitalization ($M)	Sector
Acadia Realty Trust	138	2,803	5,035	Shopping Center
Brixmor Property Group Inc.	463	8,026	13,568	Shopping Center
Federal Realty Investment Trust	317	8,749	14,119	Shopping Center
Four Corners Property Trust, Inc.	496	2,497	3,707	Single Tenant
InvenTrust Properties Corp.	103	2,192	3,020	Shopping Center
Kimco Realty Corporation	710	13,693	22,643	Shopping Center
Kite Realty Group Trust	228	5,125	8,218	Shopping Center
NNN REIT, Inc.	85	7,527	12,348	Single Tenant
Phillips Edison & Company, Inc.	320	4,927	7,307	Shopping Center
Saul Centers, Inc.	162	1,109	2,897	Shopping Center
SITE Centers Corp.	155	337	371	Shopping Center
The Macerich Company	597	4,958	10,173	Regional Mall
Urban Edge Properties	104	2,546	4,230	Shopping Center
Tanger Inc.	442	3,996	5,685	Outlet and Shopping Center
(1)Retail Opportunity Investments Corp. was included as a peer for purposes of setting 2025 compensation; however, following its acquisition in February 2025, it was removed from the peer group. The Compensation and Human Capital Committee added Brixmor Property Group Inc. and Kimco Realty Corporation, both public retail-focused REITs, to the peer group in 2024.
(2)Consists of full-time-equivalent employees working for the company and its subsidiaries. Assumes two part-time employees equal one full-time employee, but excludes temporary employees.

48	Tanger Inc. | 2026 Proxy Statement

Executive Compensation
Determination of Compensation Consultant’s Objectivity
The Compensation and Human Capital Committee recognizes that it is essential to receive objective advice from its outside independent compensation consultant. As a result, the Compensation and Human Capital Committee does not allow the Company to engage FPC in matters unrelated to executive compensation.
Role of Management and the Chief Executive Officer in Setting Executive Compensation
On an annual basis, management considers market competitiveness, business results, experience and individual performance in evaluating executive compensation. The CEO is actively engaged in setting compensation for executives (other than himself) through a variety of means, including recommending for Compensation and Human Capital Committee approval the financial performance goals for the executive team. He works closely with the CFO and General Counsel in analyzing relevant market data to determine recommendations for base salary, annual bonus targets and equity compensation awards for other members of senior management. Targets are set in order to drive both annual performance and long-term value creation for shareholders. The Compensation and Human Capital Committee determines the compensation and performance goals of the executive team after receiving the recommendations from the CEO. The Compensation and Human Capital Committee will consider, but is not bound by and does not always accept, the recommendations of the CEO with respect to executive compensation. For 2025, all NEOs were generally subject to the same financial performance goals, all of which are approved by the Compensation and Human Capital Committee.

Tanger Inc. | 2026 Proxy Statement	49

Executive Compensation

3	2025 Compensation
We believe that the following discussion is a useful presentation of the Compensation and Human Capital Committee’s decisions with regard to 2025 NEO compensation. The following discussion should be read in conjunction with the Summary Compensation Table presented on page 62 where, in accordance with SEC rules, we present equity-based awards as compensation for the year in which they were granted as opposed to the year for which they were earned.
The Compensation and Human Capital Committee received information from FPC, its compensation consultant, and management for consideration in determining the specific amounts of compensation to be provided to the executive officers for fiscal year 2025 performance. Among the factors considered for our executive compensation generally, and for the NEO compensation in particular, are market competitiveness, company performance results, internal equity, past practice, experience and individual performance. There is no particular weight given to any factor, which may differ among individual NEOs, and instead factors are reviewed on a holistic basis.
Business results from the most recently completed fiscal year factor heavily in setting executive compensation. These results are reviewed and discussed by the Compensation and Human Capital Committee and FPC. Payouts are generally based on actual financial results, measured against the targets approved by the Compensation and Human Capital Committee under our incentive compensation plans. In addition, these results are a consideration in setting performance targets for the next fiscal year. Based on the financial results presented by management, the Compensation and Human Capital Committee reviews the individual performance of the NEOs (other than the CEO) as reported by the CEO and approves their compensation for the next fiscal year.
In evaluating the performance of the CEO and setting his compensation, the Compensation and Human Capital Committee takes into account corporate financial performance, as well as performance on a range of non-financial factors, including accomplishment of strategic goals, workforce development and succession planning, and the CEO’s working relationship with the Board. See “2025 Business Recap” on page 45 for a summary of our operational achievements in 2025.
The Company’s primary components of compensation for its executive officers are base salary, annual incentive cash bonuses, and long-term equity-based incentive compensation in the form of time- and performance-based equity awards. There is no pre-established policy or target for the allocation between cash and non-cash incentive compensation or between short-term and long-term compensation, although the Company attempts to keep total cash compensation within the Company’s fiscal year budget while reinforcing its pay-for-performance philosophy and also taking into account annual accounting cost and the impact of share dilution. Within the framework of aligning total compensation with corporate and individual performance, the purpose of each of the components is as follows:

	PAY ELEMENT	OBJECTIVES

Fixed Component	Base Salary	To provide competitive fixed pay at a level consistent with the individual’s job responsibilities relative to his or her peers

Performance-Based Component
	Annual Incentive Cash Bonus	To incentivize management to achieve the Company’s strategic and financial goals for the fiscal year, generally using a formulaic calculation

Annual Long-Term Equity Incentive
To reward prior year performance and support the retention of senior management, while exposing recipients to the same market fluctuations as shareholders and thereby motivating management to create long-term shareholder value

Performance Share Plan
To enhance the pay-for-performance structure and shareholder alignment, while motivating and rewarding senior management for TSR performance in excess of rigorous, predetermined absolute and relative hurdles

50	Tanger Inc. | 2026 Proxy Statement

Executive Compensation
Base Salary: Description and Analysis
Although the Compensation and Human Capital Committee does not benchmark salaries to any specific percentile of base salaries paid to comparable officers in the peer group, the NEOs are paid base salaries within the range of those paid to comparable officers in the peer group and sufficient to attract high-quality executive talent and maintain a stable management team.
Base salaries received for 2025 and 2024 were as follows:

Named Executive Officer	2025 Base Salaries	2024 Base Salaries
Stephen Yalof, President and CEO	$900,000	$900,000
Michael J. Bilerman, CFO	540,000	525,000
Leslie A. Swanson, COO	465,000	450,000
Jessica K. Norman, CAO	400,000	385,000
Justin C. Stein, CRO	400,000	370,000
Annual Cash Incentives: Description and Analysis
Incentive Cash Bonus Plan for Executive Officers
During 2025, each of our named executive officers was eligible to receive an annual incentive cash bonus payment based upon achieving certain performance criteria during the year (the “Incentive Cash Bonus Plan”). For 2025, the Incentive Cash Bonus Plan was designed to reward the achievement of both financial and strategic performance criteria as approved and set by the Compensation and Human Capital Committee.
Each year, we define annual incentive cash bonus threshold, target, and maximum payout opportunities for our NEOs. Incentive bonus achievement levels for Mr. Yalof are set forth in his employment agreement, as further described in the “Employment and Severance Arrangements” section below. Messrs. Bilerman and Stein and Mses. Swanson and Norman have incentive bonus achievement levels set forth in their respective offer letters. For 2025, these opportunities were defined as a percentage of base salary, as shown in the table below. For dollar amounts potentially payable under these annual incentive cash bonus opportunities, see the "2025 Grants of Plan-Based Awards" table on page 63. The 2025 threshold, target, and maximum opportunities for our NEOs as a percentage of base salary were unchanged from 2024.
The threshold, target and maximum amounts for our NEOs in 2025 were as follows (as a percentage of base salary):

Named Executive Officer	Threshold	Target	Maximum
Stephen Yalof, President and CEO	75%	150%	250%
Michael J. Bilerman, CFO	75%	100%	150%
Leslie A. Swanson, COO	75%	100%	150%
Jessica K. Norman, CAO	75%	100%	150%
Justin C. Stein, CRO	75%	100%	150%

Tanger Inc. | 2026 Proxy Statement	51

Executive Compensation
Performance Objectives & Achievements. The Incentive Cash Bonus Plan established in February of 2025 included the following financial and strategic performance criteria , which remained unchanged from the criteria and weighting used in 2024:

Performance Criteria	Weighting	Rationale For Including In Plan

•Core FFO per share		Encourages focus on profitability as measured by the most frequently assessed REIT earnings measure
•Same Center NOI		Encourages focus on internal growth within existing portfolio
•Operating Margin		Encourages focus on operating efficiencies through increased revenues and reduction in operating and general and administrative expenses
•Strategic Performance in Growth Initiatives, Sustainability and Sales & Traffic		Encourages execution of Company’s strategic business plan

52	Tanger Inc. | 2026 Proxy Statement

Executive Compensation
FINANCIAL PERFORMANCE AND STRATEGIC OBJECTIVES
The corporate performance criteria, weightings and the performance scale approved by the Compensation and Human Capital Committee for our 2025 Incentive Cash Bonus program, as well as the actual 2025 results, are shown below:
NEOs

	2025 Performance Levels			Actual Results	Weighting(1)	Achievement Levels
Performance Criteria	Threshold	Target	Maximum

Core FFO per share	$2.25	$2.30	$2.36	$2.33		Between Target and Maximum

Percentage Change in Same Center NOI	2.0%	3.5%	5.5%	4.3%		Between Target and Maximum

Growth in Operating Margin Growth ( Basis Points)	70	100	130	120		Between Target and Maximum

Strategic Performance in Growth Initiatives, Sustainability and Sales & Traffic	Subjectively Evaluated by the Compensation and Human Capital Committee			91.0% of Maximum		Between Target and Maximum

The performance levels above were approved in the first quarter of 2025 based on the original 2025 budget/operating plan. If minimum performance criteria targets are not met, no bonuses are generally paid. If maximum targets are met or exceeded, bonuses may be significant but are capped as set forth in “Maximum” column of the table above. If results are between Threshold and Target or Target and Maximum levels, the bonuses are paid out based on linear interpolation between these points. At the time the specific strategic objectives were set, as in years past, the Compensation and Human Capital Committee believed the performance levels would be challenging and difficult, but achievable with significant effort and skill. In 2025 the Company fell between the target and maximum financial performance level for its Core FFO, Same Center NOI, and Operating Margin goal. The Compensation and Human Capital Committee determined that the strategic performance element was achieved at 91% of maximum due to management’s accomplishments including a) successfully formulating and presenting a detailed multi-year refinancing plan to the Board comprising various capital market options which maintained the Company’s conservative leverage profile and liquidity; b) executing a number of financing transactions during 2025 and early 2026, which provided significant liquidity, reduced risk and created significant value for shareholders; c) completion of a Greenhouse Gas (GHG) baseline aligned with the GHG Protocol standards, incorporating updated data and methodologies; d) completion of an updated Materiality Assessment aligned with double materiality principles to identify and prioritize key factors that impact both the business and external stakeholders; e) providing a roadmap for focusing investments and initiatives on areas that drive the most value, enhance transparency, and meet investor expectations; f) developing workforce capabilities through professional development and skill-building programs, including launching a learning platform and achieving at least a 75% participation rate in training programs among employees in 2025; and g) successfully implementing core strategies across leasing, operations, marketing and loyalty to drive managed portfolio traffic and total sales in 2025.
See “Actual 2025 Annual Cash Incentive Awards” below, for the amount of annual incentive cash bonuses received by each NEO pursuant to the above results. Further, for a reconciliation of Core FFO, Same Center NOI, and Operating Margin to their most directly comparable GAAP financial measures, please see Appendix A to this Proxy Statement.

Tanger Inc. | 2026 Proxy Statement	53

Executive Compensation
Actual 2025 Annual Cash Incentive Awards
All annual incentive cash bonuses to NEOs for 2025 were paid in accordance with the terms described above. The actual cash incentives paid for 2025 were:

Named Executive Officer	Amount Earned	% of Target Earned
Stephen Yalof, President and CEO	$1,809,375	134.0%
Michael J. Bilerman, CFO	674,775	125.0%
Leslie A. Swanson, COO	581,056	125.0%
Jessica K. Norman, CAO	499,833	125.0%
Justin C. Stein, CRO	499,833	125.0%
The annual incentive cash bonus for a fiscal year is typically paid before March 15th of the following year, once the results for the prior year have been finalized. Generally, executives must be employed as of the last day of the applicable fiscal year to receive payment under the Incentive Cash Bonus Plan for that year. The amounts of the annual cash incentive bonuses earned by each NEO with respect to 2025 are also set forth below in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.”
Long-Term Incentives: Description and Analysis
The Company’s long-term incentive compensation consists of equity-based awards under its Incentive Award Plan, either in the form of time-based restricted Common Shares, restricted share units, share options, LTIP units or performance-based awards. Long-term incentives are determined by the Compensation and Human Capital Committee based, in part, on peer group compensation practices combined with recommendations of management and the Company’s compensation consultant.
The Compensation and Human Capital Committee generally administers our Incentive Award Plan, which provides for the issuance of equity-based awards to our officers and employees. The Compensation and Human Capital Committee authorizes the awards to employees and establishes the terms and conditions of the awards under the Incentive Award Plan, as it deems appropriate. The chart below illustrates the allocation between performance-based and time-based awards for awards granted in 2025 to our NEOs. The Compensation and Human Capital Committee made no changes to the allocation of equity award types in 2025 as compared to 2024.

Allocation of Equity Awards for 2025

■	Time-Based
■	Performance Based Absolute
■	Performance Based Relative

54	Tanger Inc. | 2026 Proxy Statement

Executive Compensation
Summary of Long-Term Incentive Plans
The table below compares the annual equity compensation awards granted to our NEOs in 2025 and 2024. This illustrates the operation of our annual equity award program in the ordinary course. The annual long-term incentives for our NEOs were increased for 2025 as part of the Company’s long-term leadership strategy.

Named Executive Officer	Annual Long-Term Incentives(1)			PSP Grant Date Fair Value(2)			Total Equity Compensation
	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Stephen Yalof, President and CEO	$1,660,018	$1,500,001	10.7%	$2,490,018	$2,250,007	10.7%	$4,150,036	$3,750,008	10.7%
Michael J. Bilerman, CFO	700,034	640,015	9.4%	1,050,001	960,005	9.4%	1,750,035	1,600,020	9.4%
Leslie A. Swanson, COO	480,009	440,022	9.1%	720,009	660,011	9.1%	1,200,018	1,100,033	9.1%
Jessica K. Norman, CAO	320,030	280,012	14.3%	480,006	420,010	14.3%	800,036	700,022	14.3%
Justin C. Stein, CRO	320,030	280,012	14.3%	480,006	420,010	14.3%	800,036	700,022	14.3%
(1)Represents the grant date fair value of restricted Common Share awards granted to each NEO in 2025 and 2024. The per share grant date fair value for restricted Common Share awards granted in 2025 and 2024 was the closing price of the Company’s Common Shares on the day prior to the grant date, which was $35.30 and $26.78, respectively.
(2)Represents the grant date fair values of performance-based LTIP units and notional units granted to each NEO under the 2025 and 2024 PSPs. The per share grant date fair value for each performance-based LTIP unit or notional unit granted in 2025 and 2024 was $22.22 and $16.36, respectively. These grant date fair values were based on Monte Carlo valuations computed in accordance with FASB ASC 718.
Restricted Common Share Awards
Awarding restricted Common Shares helps to further align the interests of management with those of our shareholders. In setting the amounts and terms of the restricted Common Shares, the Compensation and Human Capital Committee considers the value of previous grants of restricted Common Shares and the total compensation expense recognized in the Company’s financial statements with respect to all previous grants of restricted Common Shares. However, the Compensation and Human Capital Committee does not necessarily limit the number of restricted Common Shares to be granted based on the total value or annual expense recognized in the financial statements because the Compensation and Human Capital Committee generally considers grants of restricted Common Shares to represent both an annual reward for individual and Company performance achieved as well as a longer-term incentive for future performance. Restricted Common Shares are generally granted during the first quarter of the current year once the results from the previous year are finalized.
The restricted Common Share awards granted on February 27, 2025 vest in equal annual installments on February 15 of the three following years. Such vesting, however, is subject to acceleration in certain termination scenarios, as described further in “Equity Compensation Plan Information - Potential Payments on Termination or Change of Control” on page 68.
Long-Term Incentive Plan Units (“LTIP units”)
With respect to our employee compensation planned for 2026, in February 2026, the Board, upon the recommendation of the Compensation and Human Capital Committee, modified the employee compensation program to permit each NEO to elect to receive his or her 2026 time-based equity award in either time-based restricted Common Shares or an equal number of time-based LTIP units of Tanger Properties Limited Partnership with identical vesting terms. Each LTIP unit, if and upon vesting, is convertible, upon the satisfaction of minimum allocations to the capital account of the LTIP unit for federal income tax purposes, into a non-voting Class C common unit of Tanger Properties Limited Partnership. Each such Class C common unit may be exchanged by the holder for one Common Share. LTIP units are intended to qualify as profits interests for US federal income tax purposes.

Tanger Inc. | 2026 Proxy Statement	55

Executive Compensation
The Compensation and Human Capital Committee believes that restricted Common Share or LTIP unit grants with time-based vesting features provide the desired incentive to increase the Company’s share price and drive value for our shareholders over the vesting period. The Company’s financial performance, whether superior or poor, will impact the value of the restricted Common Shares or LTIP units, resulting in an increase or reduction, respectively, in the executive officer’s total compensation.
The Company measures the grant date fair value under FASB ASC 718 of all restricted Common Shares and LTIP units with time-based vesting features as the closing price of our Common Shares on the last trading day prior to the grant date.
2025 Performance Share Plan (PSP)
During February 2025, the Compensation and Human Capital Committee approved the terms of the 2025 PSP. The design of the 2025 PSP remains substantially the same as the 2024 PSP, except that grantees were permitted to elect to receive, in lieu of the notional units typically granted under the PSP, LTIP units of Tanger Properties Limited Partnership. Each LTIP unit, if it becomes earned and vested, is convertible (upon satisfaction of minimum allocations to the capital account of the LTIP unit for federal income tax purposes) into a non-voting Class C common unit of Tanger Properties Limited Partnership. Each such Class C common unit may then be exchanged by the holder for one Common Share. The LTIP units will be earned (or forfeited) based on the same performance criteria as are applicable to notional units under the PSP, and will become vested (or forfeited) based on the same time-based criteria as the restricted Common Shares issued in respect of earned notional units. These LTIP units are intended to qualify as profits interests for US federal income tax purposes and are therefore intended to provide beneficial tax treatment to the grantees. Otherwise, assuming satisfaction of the requisite minimum allocations, the LTIP units will have the same pre-tax economics as notional units granted under the PSP and are intended to have the same incentive effects.
For 2025, our PSP again measures performance based on relative TSR (weighted 67%) and absolute TSR (weighted 33%). For relative TSR, we measure our TSR against the TSR of companies in the FTSE NAREIT Retail Index, which includes several of our competitors and allows for a meaningful comparison of our performance relative to other similar companies. We have used this index since 2018 to measure our performance.
A common practice in long-term incentive plan design that has developed is to use absolute TSR performance as a modifier to an award rather than as a standalone performance metric. Although there are different approaches used, the most common methodology for a modifier is to either cap an award payout at target or reduce the award payout by 25% if absolute TSR is negative. The Compensation and Human Capital Committee believes that our program is significantly more rigorous in that the Company must not just have a positive shareholder return to merit a payout on the absolute TSR portion, but rather, must deliver a cumulative TSR of at least 26% over the performance period. In other words, if our absolute TSR is less than 26%, no amount will be earned in respect of the absolute TSR portion of the 2025 PSP and the maximum payout that may then be earned is the 67% of the 2025 PSP attributable to relative TSR performance.

56	Tanger Inc. | 2026 Proxy Statement

Executive Compensation

2025 PSP

■	Absolute TSR
■	Relative TSR VS. FTSE NAREIT Retail Index

% OF AWARD EARNED	67% RELATIVE TSR VS. FTSE NAREIT RETAIL INDEX	33% ABSOLUTE TSR

	Performance Targets	Performance Targets
20%	Minimum: 30th Percentile	Minimum: 26.0% TSR
60%	Target: 55th Percentile	Target: 33.1% TSR
100%	Maximum: 80th Percentile	Maximum: 40.5% TSR
Any restricted Common Shares or LTIP units earned under the 2025 PSP of as the end of the three-year performance period (which concludes on December 31, 2027) will be subject to a time-based vesting schedule, pursuant to which 50% of the earned restricted Common Shares or LTIP units would vest on February 15, 2028 and the remaining 50% would vest upon the completion of one additional year of service, on February 15, 2029, contingent upon continued employment with the Company through each applicable vesting date. Such vesting, however, is subject to acceleration in certain termination scenarios, as described further in “Equity Compensation Plan Information - Potential Payments on Termination or Change of Control.”
The PSP notional units , prior to the date they are earned and converted into restricted Common Shares, will not entitle award recipients to receive any dividends or other distributions. If the PSP notional units are earned, and thereby converted into restricted Common Shares, award recipients will then be entitled to receive a payment equal to the amount of all dividends and other distributions that would have been paid had the number of earned restricted Common Shares been issued at the beginning of the performance period. Thereafter, dividends and other distributions will be paid currently with respect to all restricted Common Shares then outstanding, whether vested or unvested. During the performance period, performance-based LTIP units will receive current payment of distributions equal to 10% of the operating distributions paid on Class C common units, with the remaining 90% accrued and paid if and when such LTIP units are earned based on performance. Once earned, performance-based LTIP units will receive current payment of distributions equal to 100% of the operating distributions paid in respect of Class C common units.

Tanger Inc. | 2026 Proxy Statement	57

Executive Compensation
Retirement Benefits
The Company generally does not provide any retirement benefits to its executive officers, other than matching a portion of employee contributions to our 401(k) plan. Employee contributions are matched by us at a rate to be determined annually at our discretion. This benefit is generally available to all employees of the Company.
Perquisites
The Company does not provide significant perquisites or personal benefits to executive officers.
Employment Contracts and Change of Control Arrangements
The Company’s business is competitive, and the Compensation and Human Capital Committee believes that it is appropriate for the Company to provide severance protection for its senior executives in the event of certain terminations. In 2021, we adopted the Tanger Inc. Executive Severance Plan (the “Executive Severance Plan”) and terminated employment contracts for all executives other than the CEO. Each of the named executive officers, other than the CEO, has been a participant in our Executive Severance Plan since its adoption in 2021 (or starting from the time of such named executive officer’s hire, if later). The Company maintains an employment contract with the CEO that provides for certain severance protections. The Executive Severance Plan and CEO employment contract generally provide for severance pay if the executive terminates his or her employment for Good Reason or is terminated by the Company without Cause, as those terms are defined in the Executive Severance Plan or the CEO’s employment agreement or, as applicable. These severance arrangements are designed to promote stability and continuity of senior management.
Our Compensation and Human Capital Committee also believes it is appropriate to provide severance protection and accelerated vesting of certain equity grants in the event of an executive’s termination in connection with a change of control of the Company. Very often, senior executives lose their jobs in connection with a change of control. By agreeing upfront to provide severance benefits and accelerated vesting of certain equity grants in the event of an executive’s termination in connection with a change of control, our Compensation and Human Capital Committee believes we can reinforce and encourage the continued attention and dedication of senior executives to their assigned duties without distraction in the face of an actual or threatened change of control and ensure that management is motivated to negotiate the best acquisition consideration for our shareholders.
See “Executive Severance Plan” on page 68 for a description of the Executive Severance Plan. See “Employment and Severance Arrangements” on page 66 for a description of the employment agreement with our CEO.

58	Tanger Inc. | 2026 Proxy Statement

Executive Compensation

4	Governance Policies Relating to Compensation

Minimum Ownership Guidelines
The Board expects the CEO and other NEOs to own a meaningful equity interest in the Company to more closely align the interests of named executive officers with those of shareholders. Accordingly, the Board has established the equity ownership guidelines for the CEO and other NEOs. As the CEO, Mr. Yalof’s is required to hold Common Shares with a value equal to 6x his base salary, consistent with other peer group companies. The other NEOs are required to hold Common Shares with a value equivalent to 3x their respective base salaries.
The executives have five years following their appointment to meet the share ownership guidelines. Vested and unvested restricted Common Shares and time-based LTIP units count toward the equity ownership guidelines, and stock options, whether or not exercisable, do not. All executives who have been NEOs for at least five years met the share ownership guidelines as of February 27, 2026.
Clawback Policy
In 2023, we approved the Tanger Inc. Policy for Recovery of Erroneous Awarded Compensation, effective October 24, 2023, to comply with NYSE listing standards implementing Exchange Act Rule 10D-1 (the “Clawback Policy”). The Clawback Policy generally provides that in the event of certain accounting restatements, the Compensation and Human Capital Committee will take prompt action to recover incentive compensation from executive officers that was erroneously “received” (within the meaning of the rules) in the three prior completed fiscal years. The policy provides the Compensation and Human Capital Committee with broad discretion regarding the means of recovery.

Tanger Inc. | 2026 Proxy Statement	59

Executive Compensation
Anti-Pledging Policy
Our named executive officers and directors do not have any shares pledged as collateral. The Company has established an anti-pledging policy applicable to our executive officers, directors and employees. The Board believes that pledging securities of the Company as collateral for margin loans or other transactions raises potential risks to shareholder value, particularly if the pledge is significant. Under this policy, officers, directors and employees of the Company may not margin, or agree or offer to margin, the Company’s securities as collateral for a loan obligation. Similarly, officers, directors and employees of the Company may not pledge, or agree or offer to pledge, the Company’s securities (or a right to receive the Company’s securities) as collateral for a loan or other obligation. These prohibitions do not apply to any broker-assisted cashless exercise of equity awards.
Insider Trading Compliance Policy
We have adopted Policies and Procedures for Trading in Securities of Tanger Inc. (the "Insider Trading Policy") that governs transactions in our securities by our directors, officers and associates, and other individuals who gain access to insider information about our Company, including agents and consultants, as well as by the Company itself. The Insider Trading Policy has been reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and the NYSE listing standards. The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy, which was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Timing of Equity Awards
Our Compensation and Human Capital Committee generally approves annual equity-based awards to our employees, and our Board generally approves annual equity-based awards to our directors, during the first quarter of the year. The date on which these awards are made has varied from year to year, primarily based on the schedules of Board members and the availability of data requested by the Committee. Off-cycle awards are not often made, but should they occur, their timing would be dictated by the event precipitating the award (e.g., new hire, promotion, etc.) and by the schedules of the Compensation and Human Capital Committee members approving the award. Should material non-public information exist at the time that equity-based awards are approved, the Board or the Compensation and Human Capital Committee would consider the anticipated effect of the material non-public information on our stock price and would take such effect into account when sizing the awards. We do not time the release of material information to affect the value of executive compensation.

60	Tanger Inc. | 2026 Proxy Statement

Report of the Compensation and Human Capital Committee
We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND HUMAN CAPITAL COMMITTEE
THOMAS J. REDDIN (CHAIR)
JEFFREY B. CITRIN
SANDEEP L. MATHRANI
SONIA SYNGAL

Tanger Inc. | 2026 Proxy Statement	61

2025 Summary Compensation Table
The following table shows information concerning the annual compensation for services provided by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executives for each of the fiscal years ended December 31, 2025, 2024, and 2023. In accordance with the SEC’s disclosure rules, information regarding any NEO’s compensation for years priors to the year in which he or she became an NEO is not included in the table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(1)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Stephen Yalof President and Chief Executive Officer	2025	900,000	—	4,150,036	—	1,809,375	254,104	7,113,515
	2024	900,000	—	3,750,008	—	1,968,750	253,237	6,871,995
	2023	850,000	—	3,500,027	—	1,477,318	272,857	6,100,202
Michael J. Bilerman Executive Vice President, Chief Financial Officer and Chief Investment Officer	2025	540,000	—	1,750,035	—	674,775	146,270	3,111,080
	2024	525,000	—	1,600,020	—	705,469	189,900	3,020,389
	2023	500,000	—	1,500,025	—	695,208	150,865	2,846,098
Leslie A. Swanson Executive Vice President, Chief Operating Officer	2025	465,000	—	1,200,018	—	581,056	84,739	2,330,813
	2024	450,000	—	1,100,034	—	604,688	77,045	2,231,767
	2023	400,000	—	1,000,019	—	556,167	48,324	2,004,510
Jessica K. Norman Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary	2025	400,000	—	800,036	—	499,833	46,908	1,746,777
	2024	385,000	—	700,022	—	517,344	44,774	1,647,140
Justin C. Stein Executive Vice President, Chief Revenue Officer	2025	400,000	—	800,036	—	499,833	46,403	1,746,272
	2024	370,000	—	700,022	—	497,188	40,699	1,607,909
(1)The amounts in this column represent the grant date fair value of restricted Common Shares, LTIP units and notional unit awards. A discussion of the assumptions used in calculating these values for 2025 awards may be found in Note 16 to our 2025 audited consolidated financial statements on pages F-47 to F-51 of our 2025 Annual Report. In accordance with GAAP rules, the grant date fair values of LTIP unit and notional unit award granted under our Performance Share Plans are based on Monte Carlo simulations, which consider a wide range of possible performance outcomes to estimate an expected value.
(2)Amounts reported in 2025 include the following:

Name	Other Compensation ($)(1)	Dividends and Distributions Paid on Unvested Restricted Common Shares and LTIP Units ($)	401(k) Matching Contribution ($)
Stephen Yalof	10,000	223,044	21,060
Michael J. Bilerman	—	128,615	17,655
Leslie A. Swanson	—	68,077	16,662
Jessica K. Norman	—	37,285	9,623
Justin C. Stein	—	36,005	10,398
(1)Amount shown reflects the cost of annual physical assessments and associated medical services under Mr. Yalof’s executive health benefit program, as provided for in his employment agreement.

62	Tanger Inc. | 2026 Proxy Statement

2025 Grants of Plan-Based Awards
The following table summarizes grants of plan-based awards made to NEOs in the year ended December 31, 2025:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Common Shares or Units (#)(3)	Grant Date Fair Value of Equity Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Minimum (#)	Target (#)	Maximum (#)
Stephen Yalof	2/27/2025	2/25/2025				—	—	—	47,026	1,660,018
	2/27/2025	2/25/2025				22,302	66,906	111,510		2,490,018
			675,000	1,350,000	2,250,000
Michael J. Bilerman	2/27/2025	2/25/2025				—	—	—	19,831	700,034
	2/27/2025	2/25/2025				9,404	28,213	47,022		1,050,001
			405,000	540,000	810,000
Leslie A. Swanson	2/27/2025	2/25/2025				—	—	—	13,598	480,009
	2/27/2025	2/25/2025				6,449	19,346	32,244		720,009
			348,750	465,000	697,500
Jessica K. Norman	2/27/2025	2/25/2025				—	—	—	9,066	320,030
	2/27/2025	2/25/2025				4,299	12,898	21,496		480,006
			300,000	400,000	600,000
Justin C. Stein	2/27/2025	2/25/2025				—	—	—	9,066	320,030
	2/27/2025	2/25/2025				4,299	12,898	21,496		480,006
			300,000	400,000	600,000
(1)These columns show the range of potential payouts for 2025 performance under our annual Incentive Cash Bonus Plan, as described in the section titled “Annual Cash Incentives-Description and Analysis” in the Compensation Discussion and Analysis. The thresholds shown are not minimum payments, but rather the smallest non-zero amounts potentially payable under the plan. The actual cash bonus payments earned for 2025 performance are set forth in the column of the Summary Compensation Table titled “Non-Equity Incentive Plan Compensation.”
(2)These columns show the amount of notional units or LTIP units that may be earned under the 2025 PSP based on absolute and relative TSR performance over a three-year measurement period from January 1, 2025 through December 31, 2027. The thresholds shown are not minimum payouts, but rather the smallest non-zero amounts that may be earned under the 2025 PSP. A discussion of the 2025 PSP and the applicable performance goals can be found in the “Compensation Discussion and Analysis” in the section entitled “Long-term Incentives: Description and Analysis” on page 54.
(3)This column shows awards of restricted Common Shares, which are described in the Outstanding Equity Awards at Year-End Table below.

Tanger Inc. | 2026 Proxy Statement	63

Outstanding Equity Awards at Year End 2025
The following table summarizes the outstanding equity awards held by the named executive officers as of December 31, 2025:

	Option Awards					Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price		Option Expiration Date	Number of Shares or Units that Have Not Vested (#)(1)		Market Value of Shares or Units that Have Not Vested ($)(1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
Stephen Yalof	1,000,000	—		$7.15	4/10/2030	26,621	(3)	888,343
						37,341	(4)	1,246,069
						47,026	(5)	1,569,258
						77,055	(6)	2,571,325
									173,842	(7)	5,801,108
									119,212	(8)	3,978,100
									66,906	(9)	2,232,653
Michael J. Bilerman	150,000	100,000	(10)	$19.37	11/29/2032	32,266	(11)	1,076,716
						11,409	(3)	380,718
						15,932	(4)	531,651
						19,831	(5)	661,760
									74,504	(7)	2,486,198
									50,864	(8)	1,697,326
									28,213	(9)	941,474
Leslie A. Swanson	—	—		$—	—	7,606	(3)	253,812
						10,954	(4)	365,535
						13,598	(5)	453,765
						25,685	(6)	857,108
									49,669	(7)	1,657,455
									34,969	(8)	1,166,926
									19,346	(9)	645,589
Jessica K. Norman	—	—		$—	—	8,850	(12)	295,325
						1,256	(13)	41,913
						6,970	(4)	232,589
						9,066	(5)	302,532
									10,574	(7)	352,854
									22,253	(8)	742,595
									12,898	(9)	430,393

64	Tanger Inc. | 2026 Proxy Statement

Outstanding Equity Awards at Year End 2025

	Option Awards				Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)(1)		Market Value of Shares or Units that Have Not Vested ($)(1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
Justin C. Stein	—	—	$—	—	3,803	(3)	126,906
					6,970	(4)	232,589
					9,066	(5)	302,532
					12,842	(6)	428,538
								24,835	(7)	828,744
								22,253	(8)	742,595
								12,898	(9)	430,393
(1)Represents the portion of restricted Common Shares that vest based on rendering service over a specific period of time.
(2)Based on the closing price of our Common Shares on December 31, 2025 of $33.37.
(3)Restricted Common Shares vesting on 3/15/2026.
(4)Restricted Common Shares vesting 50% on each of 2/15/2026 and 2/15/2027.
(5)Restricted Common Shares vesting 33.33% on each of 2/15/2026, 2/15/2027 and 2/15/2028.
(6)Represents the unvested portion of restricted Common Shares earned from the conversion of notional units under the 2022 PSP. These restricted Common Shares vest on 2/15/2026.
(7)Represents the portion of restricted Common Shares that may be earned from the conversion of notional units under the 2023 PSP assuming for purposes of this disclosure that the Company achieves its maximum levels of absolute and relative share price appreciation over the three-year performance period ending March 13, 2026. Restricted Common Shares earned will vest 50% on 3/20/2026 and 50% on 3/15/2027.
(8)Represents the portion of restricted Common Shares that may be earned from the conversion of notional units under the 2024 PSP assuming for purposes of this disclosure that the Company achieves its target level of absolute and maximum level of relative share price appreciation over the three-year performance period ending 12/31/2026. Restricted Common Shares earned will vest 50% on 2/15/2027 and 50% on 2/15/2028.
(9)Represents the portion of LTIP units that may be earned or restricted Common Shares that may be earned from the conversion of notional units under the 2025 PSP assuming for purposes of this disclosure that the Company achieves its target levels of absolute and relative share price appreciation over the three-year performance period ending 12/31/2027. Restricted Common Shares or LTIP units earned will vest 50% on 2/15/2028 and 50% on 2/15/2029.
(10)Options vest and become exercisable with respect to 50% of the unexercisable portion of the award on each of 11/29/2026 and 11/29/2027.
(11)Restricted Common Shares vesting on 11/29/2026.
(12)Restricted Common Shares vesting 50% on 10/02/2026 and 50% on 10/02/2027.
(13)Restricted Common Shares vesting on 10/02/2026.

Tanger Inc. | 2026 Proxy Statement	65

Option Exercises and Common Shares Vested in 2025
The following table summarizes the option exercises and the vesting of restricted Common Share awards for each of our named executive officers for the year ended December 31, 2025:

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen Yalof	—	—	224,134	7,696,269
Michael J. Bilerman	—	—	51,643	1,720,913
Leslie A. Swanson	—	—	70,106	2,410,606
Jessica K. Norman	—	—	13,592	460,877
Justin C. Stein	—	—	24,143	831,636
(1)Amounts reflect the closing market price on the day prior to the vesting date.
Employment and Severance Arrangements
The following summary sets forth the material terms of the employment contract for Mr. Yalof. In connection with the adoption of an Executive Severance Plan in 2021, all other legacy employment contracts were terminated.
Stephen Yalof
Stephen Yalof entered into an employment agreement effective April 6, 2020 and initially expiring on December 31, 2023. This contract was amended on April 10, 2020, April 28, 2020, and again as of December 31, 2023. The 2023 amendment extended the term of Mr. Yalof’s agreement to December 31, 2026 (or December 31, 2027, unless either party provides notice of non-renewal at least 180 days prior to December 31, 2026). Mr. Yalof’s contract, as amended, provides that he will serve as President and CEO of the Company and the Operating Partnership and (subject to re-election by our shareholders from time to time) as a member of the Board. Pursuant to the terms of the amended agreement, Mr. Yalof’s annual base salary may not be less than $900,000 and he is eligible to receive an annual incentive bonus based on performance criteria approved by the Compensation and Human Capital Committee ranging from 0 – 250% of his annual base salary, with a target bonus opportunity of 150%.
Under the amended agreement, Mr. Yalof is eligible to participate in the Company’s annual long term incentive program on a basis no less favorable than that afforded to other senior officers.
If Mr. Yalof’s employment is terminated by reason of death or Disability, he or his estate will receive as additional compensation an amount equal to his annual base salary and a cash payment equal to his annual bonus for the year of termination, prorated based on the number of days of employment in such year.
Further, if his employment is terminated by us without Cause, or by him for Good Reason, he will receive (a) a severance payment equal to two times (i) his annual base salary, plus (ii) his average annual bonus received for the three most recent calendar years, all payable in installments over 12 months and (b) a monthly COBRA continuation subsidy for Mr. Yalof and his dependents, payable for up to 18 months. These severance benefits will be conditioned on Mr. Yalof’s execution of a release of claims.
In addition, if Mr. Yalof’s employment is terminated without Cause or for Good Reason, or due to his death or Disability, he will be entitled to the following equity award treatment: (x) pro-rata vesting of his time vested awards, and (y) pro-rata survival of his performance-based equity awards (which will then vest to the extent the applicable performance goals are achieved at the end of the performance period); provided that if such termination occurs within 12 months following a Change in Control,

66	Tanger Inc. | 2026 Proxy Statement

Option Exercises and Common Shares Vested in 2025
his performance-based equity awards will vest immediately, without pro-ration, assuming target performance or, if greater, actual performance through the date of termination (with performance goals equitably adjusted to reflect the shortened performance period). However, if the treatment of equity awards provided for in his individual equity award agreements or the Tanger Inc. Executive Severance and Change of Control Plan (the “Executive Severance Plan”) as then in effect is more beneficial than the treatment described above, Mr. Yalof will be entitled to the more beneficial treatment.
If, by the 120th day prior to the expiration of the amended agreement, we do not offer Mr. Yalof a new employment agreement on terms and conditions substantially similar to the amended agreement, or if the term of the amended agreement is not extended due to delivery by us of notice of nonrenewal, Mr. Yalof’s employment will terminate on the last day of the term of the amended agreement and he will receive an amount equal to (i) 100% of his annual base salary, and (ii) a pro-rated annual bonus for the year of termination.
The amended agreement also provides that, during and following Mr. Yalof’s employment, we will maintain officers and directors fiduciary liability insurance covering him on terms and conditions no less favorable than the terms and conditions applicable to other our other executive officers and Board members.
During the term of employment for Mr. Yalof and for one year after, if his employment is terminated for any reason, with respect to the Company, the Operating Partnership, their respective subsidiaries and other entities under common control with the Company and/or the Operating Partnership as of the date of termination (the “Related Entities”), he is prohibited from engaging, in the Restricted Territory (as defined in his employment agreement), in (a) management, development, operation, or construction (other than in the performance of his duties for Company and the Related Entities) of (i) any factory outlet centers or (ii) retail commercial property that competes with factory outlet centers, (b) any active or passive investment by or on behalf of himself (other than in the performance of his duties for the Company and the Related Entities) in an entity that operates, manages, or constructs, or invests in property used for (i) a factory outlet center or (ii) retail commercial property that competes with factory outlet centers, or (c) his performance of the same or substantially similar duties, work, or responsibilities that he performed for the Company and/or a Related Entity involving the same or substantially similar products or services as those with which the Executive worked while employed by the Company.
Mr. Yalof is employed and compensated by both the Operating Partnership and the Company. The Compensation and Human Capital Committee believes that the allocation of his compensation between the Company and the Operating Partnership reflects the services provided by him with respect to each entity.
All payments and benefits due to Mr. Yalof under his agreement are subject to reduction to the extent necessary to avoid federal excise tax on certain “excess parachute payments” under Section 4999 of the Code, if such reduction would increase Mr. Yalof’s net after-tax economic position.

Tanger Inc. | 2026 Proxy Statement	67

Option Exercises and Common Shares Vested in 2025
Executive Severance Plan
On March 31, 2021, we adopted the Executive Severance Plan, pursuant to which certain of our executives, including Mr. Bilerman, Ms.. Swanson, Ms. Norman and Mr. Stein, are eligible to receive certain benefits in the event of certain qualifying terminations.
In the event the executive’s employment is terminated by us without Cause or by the executive for Good Reason other than on or within 12 months following a Change of Control (each as defined in the Executive Severance Plan), subject to the executive’s execution and non-revocation of release and continued compliance with the applicable restrictive covenants, such executive will be entitled to receive (i) a severance payment equal to the sum of (x) 100% of such participant’s annual base salary for the year in which termination occurs and (y) the average annual performance bonus for the three consecutive years immediately preceding the year in which the termination occurs (or if such executive has been eligible to receive an annual performance bonus for fewer than three years, such fewer number of years), to be paid monthly over twelve months (the “Severance Payment”) and, (ii) a monthly COBRA subsidy for up to 12 months, and (iii) full acceleration of time-based equity awards, with a pro-rata portion of performance-based awards remaining outstanding and eligible to vest, as determined based on actual achievement of the applicable performance goals through the end of the applicable performance period(s) (the “Equity Award Acceleration”).
Notwithstanding the foregoing, if such termination occurs on or within 12 months following a Change of Control (as defined in the Executive Severance Plan), the executive will instead receive severance of (i) two times (2x) the Severance Payment, (ii) a monthly COBRA subsidy for up to 24 months, and (iii) full acceleration of time-based equity awards and, to the extent any performance-based awards are assumed, substituted or replaced in connection with such change of control, acceleration of such performance-based awards at the greater of (a) actual performance through the termination date and (b) target performance.
If the executive’s employment is terminated due to death or Disability (as defined in the Executive Severance Plan), the executive or the executive’s estate will receive (i) a lump sum payment equal to half (0.5x) of the executive’s annual base salary, payable in a lump sum, (ii) a pro-rata portion of the annual bonus earned for the year in which termination occurs, payable at the time in which annual bonuses are paid generally to other executives of the Company for the applicable year, and (iii) the Equity Award Acceleration.
Any severance payments or benefits under the Executive Severance Plan will be subject to a Section 280G “best net” cutback in which such payments or benefits will only be reduced to the extent it results in a better tax position for the executive.
As a condition to participation in the Executive Severance Plan executives are required to execute a participation letter agreement, pursuant to which they will be subject to non-competition and non-solicitation covenants for a period of time post-termination as well as perpetual confidentiality and non-disparagement covenants. The post-termination restricted period is generally 12 months for each NEO who participates in the Executive Severance Plan, other than in the event of (i) a termination without Cause or for Good Reason following a Change of Control, in which case the period will be 24 months or (ii) termination due to Disability, in which case the period will be six months.
Section 280G and Section 4999 of the Code provide that certain officers and other service providers could be subject to significant additional taxes if they receive certain “golden parachute” payments or benefits in connection with a change of control of the Company, and that the Company could lose a deduction on the amounts subject to such additional tax. The Company has no policy or commitment to provide any executive or director with any gross-up or other reimbursement for tax amounts that such executive or director might pay pursuant to these laws, and Mr. Yalof’s employment agreement and the Executive Severance Plan provides in certain circumstances for a cutback of amounts payable to avoid such additional taxes.
Potential Payments on Termination or Change of Control
The table below reflects the amount of compensation payable to each of our named executive officers in the event of a termination of such executive’s employment. In particular, the table below sets forth the amount of compensation payable to each named executive officer in connection with a Change of Control and each of the following different types of termination of employment : (1) termination by the Company without Cause or by the executive for Good Reason (each term as defined below), (2) termination as a result of death, (3) termination as a result of Disability (as defined below), and (4) termination by the Company for Cause or by the executive without Good Reason.

68	Tanger Inc. | 2026 Proxy Statement

Option Exercises and Common Shares Vested in 2025
Cause
Generally, under Mr. Yalof’s employment agreement or the Executive Severance Plan, as applicable, the Company or the Operating Partnership, as applicable, will have “Cause” to terminate the executive’s employment upon each of the following events or circumstances, subject to providing the executive with written notice of such Cause event and, if applicable, providing an opportunity to cure:

Name(s)	Applicable Definition of Cause

Mr. Yalof
•Causing material harm to the Operating Partnership or the Company, as applicable, through a material act of dishonesty or misconduct in the performance of his duties;
•Conviction of or plea of nolo contendere to a felony involving moral turpitude, fraud or embezzlement;
•Willful violation of Company policy or other misconduct that, in either case, results in, or reasonably could result in, material harm to the reputation or standing of the Company or the Operating Partnership; or
•Willful material breach of his employment agreement or failure to perform his material duties (other than a failure due to Disability) after written notice and a reasonable opportunity to cure.

Mr. Bilerman Ms. Swanson Ms. Norman Mr. Stein
•Any willful misconduct in connection with the Company’s or any Subsidiary’s business or relating to Duties (as defined in the Executive Severance Plan) or a willful violation of law in connection with the Company’s or any Subsidiary’s business or relating to Duties;
•An act of fraud, conversion, misappropriation or embezzlement by a Participant with respect to the Company’s or any Subsidiary’s assets or business or assets in the possession or control of the Company or any Subsidiary;
•Conviction of, indictment for (or its procedural equivalent) or entering a guilty plea or plea of no contest with respect to, a felony involving moral turpitude or related to the performance of such Duties or that materially impacts the Company;
•Any act of dishonesty committed in connection with the Company’s or any Subsidiary’s business or relating to Duties;
•The willful neglect of material Duties or gross misconduct;
•Substance abuse that, in the Board’s good faith determination, materially interferes with the performance of Duties;
•Willful and material failure to: (I) comply with the Company’s reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including any business code of ethics adopted by the Board; or (II) use good faith efforts to comply with the directives of the Board and the Chief Executive Officer of the Company (provided, that such directives are consistent with the material terms of applicable law and the Company’s guidelines and policies), subject to the reasonable opportunity to cure;
•Any other willful failure (other than any failure resulting from incapacity due to physical or mental illness) to perform his or her material Duties, subject to the reasonable opportunity to cure;
•Willful violation of Company policy or other misconduct that, in either case, results in, or reasonably could result in, material harm to the reputation or standing of the Company or any Subsidiary; or
•Any breach of the Restrictive Covenants (as defined in the Executive Severance Plan) or any other written agreement with the Company, subject to the reasonable opportunity to cure.

Tanger Inc. | 2026 Proxy Statement	69

Option Exercises and Common Shares Vested in 2025
Change of Control
Generally, under Mr. Yalof’s employment agreement or the Executive Severance Plan, as applicable, a “Change of Control” will be deemed to have occurred upon each of the following events or circumstances:

Name(s)	Applicable Definition of Change of Control

Mr. Yalof
•Sale, lease, exchange or other transfer (other than pursuant to internal reorganization) by the Company or the Operating Partnership of more than 50% of its assets to a single purchaser or group of associated purchasers;
•Merger, consolidation or similar transaction in which the Company or the Operating Partnership does not survive as an independent, publicly owned corporation or the Company ceases to be the sole general partner of the Operating Partnership;
•Acquisition of securities of the Company or the Operating Partnership in one or a related series of transactions (other than pursuant to an internal reorganization) by a single purchaser or group of associated purchasers (other than the executive or any of his lineal descendants, lineal ancestors or siblings) which results in their ownership of 25% or more of the number of Common Shares (treating any Operating Partnership Units or Preferred Shares acquired by such purchaser or purchasers as if they had been converted to Common Shares) that would be outstanding if all of the Operating Partnership Units and Preferred Shares were converted into Common Shares;
•Merger involving the Company if, immediately following the merger, the holders of the Company’s shares immediately prior to the merger own less than fifty percent (50%) of the surviving company’s outstanding shares having unlimited voting rights or less than fifty percent (50%) of the value of all of the surviving company’s outstanding shares; or
•Majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

Mr. Bilerman Ms. Swanson Ms. Norman Mr. Stein
•The acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (i) the Common Shares or (ii) the combined voting power of the then outstanding voting securities of the Company;
•Individuals who, as of March 31, 2021, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board;
•A reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), unless (i) all or substantially all of the individuals and entities who were the beneficial owners of the Common Shares and voting securities immediately prior to such Business Combination beneficially own more than 50% of, respectively, the then outstanding Common Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Common Shares and the then outstanding voting securities of the Company, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
•Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

70	Tanger Inc. | 2026 Proxy Statement

Option Exercises and Common Shares Vested in 2025
Good Reason
Generally under Mr. Yalof’s employment agreement or the Executive Severance Plan, as applicable, the executive will have “Good Reason” to terminate his or her employment upon the occurrence of any of the following events, subject to his or her compliance with the Good Reason notice and termination requirements of the applicable agreement or Executive Severance Plan:

Name(s)	Applicable Definition of Good Reason

Mr. Yalof
•Any material adverse change in job titles, duties, responsibilities, perquisites, or authority without his consent, including no longer reporting solely to the Board of the Company following his promotion date or the failure to be the CEO of a successor entity (including its ultimate parent) on or following a Change of Control;
•Failure of the Board to appoint him to serve as a member of the Board or to nominate him for election by the Company’s shareholders to serve as a member of the Board at each annual meeting following such appointment;
•Principal duties are required to be performed at a location other than Greensboro, North Carolina without his consent; or
•Material breach of the employment agreement by the Operating Partnership or the Company, including failure to pay compensation or benefits when due.

Mr. Bilerman Ms. Swanson Ms. Norman Mr. Stein
•The failure of the Company to pay or cause to be paid such named executive officer’s base salary, annual cash performance bonus or any other material compensation or benefits within five (5) days of the date due;
•A material diminution in such named executive officer’s status, including title, position, duties, authority or responsibilities;
•A material reduction in base salary, target cash bonus or target annual long-term incentive award (excluding across-the-board reductions that apply to similarly-situated executives); or
•The relocation of principal office to a location more than 40 miles from its current location.

Disability
Generally under Mr. Yalof’s employment agreement or the Executive Severance Plan, as applicable, the executive will be deemed to have a “Disability” upon the occurrence of any of the following events:

Name(s)	Applicable Definition of Disability

Mr. Yalof
•The absence of the executive from the executive’s duties to the Operating Partnership and/or, as applicable, the Company on a full-time basis for a total of 16 consecutive weeks during any 12 month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Operating Partnership or, as applicable, the Company and acceptable to the executive or the executive’s legal representative (such agreement as to acceptability not to be unreasonably withheld).

Mr. Bilerman Ms. Swanson Ms. Norman Mr. Stein
•A medically determinable physical or mental impairment as a result of which the named executive officer is unable to engage in any substantial gainful activity by reason of such impairment and which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

Tanger Inc. | 2026 Proxy Statement	71

Option Exercises and Common Shares Vested in 2025
Assumptions
The amounts shown below assume that such termination or Change of Control was effective December 31, 2025, and thus amounts earned through such time are estimates of the amounts that would be paid out to the executives upon such termination or Change of Control. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company and/or the Operating Partnership upon termination or a Change of Control.
In addition, any severance benefits or additional compensation that these executives are eligible to receive upon termination will be reduced to the extent necessary to prevent the executive from having any liability for the federal excise tax levied on certain “excess parachute payments” under section 4999 of the Code, to the extent such reduction would improve the executive’s net after-tax economic benefit. The amounts shown in the table below are the maximum amounts the executives would be eligible to receive upon termination assuming no such reduction in compensation or benefits would be applied.
Also considered in the table below is the estimated value of restricted Common Shares and LTIP units earned upon certain termination of employment or a Change of Control under the Company’s 2025, 2024 and 2023 PSPs. Under such plans, notional units will convert into restricted Common Shares and LTIP units will be earned upon the satisfaction of certain TSR thresholds over a three-year performance period. For a further discussion of the plans, see “Long-Term Incentives: Description and Analysis” on page 54.
Upon a termination without Cause, for Good Reason, or due to death or Disability, notional units will convert and LTIP units will be earned based upon the share price at the end of the three-year performance period, and the number of restricted Common Shares or LTIP units earned will equal a prorated portion of the restricted Common Shares or LTIP units that would have been earned had a termination not occurred (i.e. prorated based on the period of employment during the three-year performance period). Such restricted Common Shares or LTIP units will vest immediately at the end of the three-year performance period.
Upon a Change of Control (as defined in our Incentive Award Plan), the absolute share price appreciation (absolute TSR) targets will be reduced pro-rata when the Change in Control occurs during the three-year performance period, and notional units will convert and LTIP units will be earned based upon the share price as of the Change of Control. Any restricted Common Shares or LTIP units earned will vest immediately prior to the Change of Control. If the notional units are earned, and thereby converted into restricted Common Shares, then award recipients will be entitled to receive a payment of all dividends and other distributions through the termination date or Change of Control that would have been paid had the number of earned restricted Common Shares or LTIP units been issued at the beginning of the performance period. Similarly, LTIP units that are earned and vested will receive distributions equal to 90% of the operating distributions that would have been paid on an equivalent number of Class C common units during the performance period (the other 10% will have already been paid during the performance period).

Name	Cash Severance Payment ($)(1)	Share Awards ($)(2)	Continuation of Benefits ($)(3)	All Other Comp. ($)	Total ($)
Stephen Yalof
Without Cause or For Good Reason outside of 12 months following a Change of Control	5,303,629	15,044,766	44,947	—	20,393,342
Without Cause or For Good Reason within 12 months following a Change of Control	5,303,629	18,079,553	44,947	—	23,428,129
Change of Control	—	11,804,558	—	—	11,804,558
Death or Disability outside of 12 months following a Change of Control	2,709,375	15,044,766	—	—	17,754,141
Death or Disability within 12 months following a Change of Control	2,709,375	18,079,553	—	—	20,788,928
For Cause or without Good Reason	—	—	—	—	—

72	Tanger Inc. | 2026 Proxy Statement

Option Exercises and Common Shares Vested in 2025

Name	Cash Severance Payment ($)(1)	Share Awards ($)(2)	Continuation of Benefits ($)(3)	All Other Comp. ($)	Total ($)
Michael J. Bilerman
Without Cause or for Good Reason other than within 12 months following a Change of Control	1,231,817	6,401,255	42,038	—	7,675,110
Without Cause or for Good Reason within 12 months following a Change of Control	2,463,635	7,691,567	84,076	—	10,239,278
Change of Control	—	5,040,721	—	—	5,040,721
Death or Disability	944,775	6,401,255	—	—	7,346,030
For Cause or without Good Reason	—	—	—	—	—
Leslie A. Swanson
Without Cause or for Good Reason other than within 12 months following a Change of Control	1,045,637	4,455,504	42,038	—	5,543,179
Without Cause or for Good Reason within 12 months following a Change of Control	2,091,274	5,338,086	84,076	—	7,513,436
Change of Control	—	3,407,865	—	—	3,407,865
Death or Disability	813,556	4,455,504	—	—	5,269,060
For Cause or without Good Reason	—	—	—	—	—
Jessica K. Norman
Without Cause or for Good Reason other than within 12 months following a Change of Control	908,589	1,769,474	40,687	—	2,718,750
Without Cause or for Good Reason within 12 months following a Change of Control	1,817,177	2,290,195	81,374	—	4,188,746
Change of Control	—	1,417,837	—	—	1,417,837
Death or Disability	699,833	1,769,474	—	—	2,469,307
For Cause or without Good Reason	—	—	—	—	—
Justin C. Stein
Without Cause or for Good Reason other than within 12 months following a Change of Control	880,651	2,472,116	41,919	—	3,394,686
Without Cause or for Good Reason within 12 months following a Change of Control	1,761,303	3,026,932	83,838	—	4,872,073
Change of Control	—	1,936,367	—	—	1,936,367
Death or Disability	699,833	2,472,116	—	—	3,171,949
For Cause or without Good Reason	—	—	—	—	—
(1)The terms of the cash severance payments due each NEO under each scenario are more fully described elsewhere in this Proxy Statement under the caption “Employment and Severance Agreements.”
(2)Amounts shown in this column include the value of restricted Common Shares, restricted share units and/or share options which were unvested at December 31, 2025 and that would immediately vest upon termination of employment or Change of Control. This column also includes the value of Common Shares issuable in respect of the 2023 and 2024 PSP awards and Common Shares or LTIP units issuable in respect of the 2025 PSP awards upon certain terminations of employment. In the event of a termination that results in the total or a pro-rata portion of an NEO’s PSP awards remaining outstanding through the end of the applicable performance period and then vesting based on actual performance, the value of the 2023 PSP awards is included at the maximum level (100%), which is based on the probable performance outcome for those awards. The values of the 2024 and 2025 PSP awards are not determinable at this time, as the applicable performance periods remain ongoing. However, for purposes of this table, we have included a number of shares corresponding between target and maximum (79.75%) for the 2024 PSP awards and between minimum and target (42.5%) for the 2025 PSP awards, given the current trends for each. For each of the 2023, 2024 and 2025 PSP awards, the value of the performance shares included in this table takes into account the actual dividends or operating partnership distributions paid through December 31, 2025, which would be deliverable (to the extent not already delivered, with respect to the LTIP units) upon such notional units or performance based LTIP units, as applicable, being earned. No value is included in respect of dividends or operating partnership distributions that may be declared or paid for 2026 and 2027. In this table, each share is valued at $33.37, the closing price of our shares on December 31, 2025 (the last trading day of the year).
(3)For Mr. Yalof, this amount includes the estimated costs of continuation of benefits for up to 18 months for group medical and dental coverage. For Mr. Bilerman, Ms. Swanson, Ms. Norman and Mr. Stein this amount includes the estimated costs of continuation of benefits for up to 12 months in connection with a qualifying termination other than within 12 months following a Change of Control, and up to 24 months for group medical and dental coverage in connection with a qualifying termination within 12 months following a Change of Control.

Tanger Inc. | 2026 Proxy Statement	73

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership (as determined under the rules of the SEC) as of February 27, 2026 our Common Shares by (i) each person (including any group) known by us to be the beneficial owners of more than 5% of our Common Shares (ii) each of our directors and our named executive officers identified elsewhere in this Proxy Statement, and (iii) our directors and all of our executive officers as a group. We believe based on information provided to us, that each of the shareholders listed below has sole voting and investment power with respect to Common Shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable. Unless otherwise noted, the address of each shareholder listed in the table below is c/o Tanger, Inc. 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408.

Name	Number of Common Shares Beneficially Owned(1)	Percent of All Common Shares(2)	Number of Common Shares Receivable Upon Exchange of Units Beneficially Owned(3)	Percent of All Common Shares (Including Upon Exchange of Such Owner’s Units)(4)
BlackRock, Inc.(5) 50 Hudson Yards New York, NY 10001	19,692,712	17.2	—	17.2
Vanguard Portfolio Management LLC(6) 100 Vanguard Blvd. Malvern, PA 19355	11,943,299	10.4	—	10.4
FMR LLC (7) 245 Summer Street Boston, MA 02210	11,650,608	10.2	—	10.2
State Street Corporation(8) 1 Congress Street, Suite 1 Boston, MA 02114	6,643,009	5.8	—	5.8
Steven B. Tanger(9)	1,002,353	0.9	2,884,857	3.3
Stephen Yalof (10)	1,780,905	1.5	—	1.5
Michael J. Bilerman (11)	278,839	*	—	*
Leslie A. Swanson (12)	78,482	*	—	*
Jessica K. Norman (13)	29,906	*	—	*
Justin C. Stein (14)	48,189	*	—	*
Jeffrey B. Citrin (15)	150,717	*	5,060	*
Sandeep L. Mathrani	36,143	*	—	*
Thomas J. Reddin (16)	29,602	*	5,060	*
Bridget M. Ryan-Berman	101,291	*	—	*
Susan E. Skerritt	50,722	*	—	*
Sonia Syngal	11,500	*	—	*
Luis A. Ubiñas	69,190	*	—	*
Directors and Executive Officers as a Group (14 persons)(17)	3,723,186	3.2	2,894,977	5.6
*    Less than 1% of our outstanding Common Shares

74	Tanger Inc. | 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(1)The ownership of Common Shares reported herein is based upon filings with the SEC and is subject to confirmation by us that such ownership did not violate the ownership restrictions in the Company’s Articles of Incorporation.
(2)Applicable percentage is based on 114,502,504 Common Shares outstanding as of February 27, 2026, plus any options that are exercisable for Common Shares within 60 days of February 27, 2026 held by the respective person or entity and/or any deferred compensation payable in shares to respective person or entity.
(3)Represents Common Shares that may be acquired within 60 days of February 27, 2026 upon the exchange of units of partnership interests in our Operating Partnership (“Units”) beneficially owned by the applicable shareholder. Each exchangeable Unit may be exchanged for one of our Common Shares. This column does not include LTIP Units held by directors and named executive officers that will not meet the applicable conditions for vesting and exchange within 60 days of February 27, 2026.
(4)Applicable percentage assumes that all the Units held by such person that can be exchanged within 60 days of February 27, 2026, are exchanged for Common Shares, and that none of the Units held by any other persons are so exchanged. The applicable percentage for all directors and executive officers as a group assumes that all the Units held by the group that can be exchanged within 60 days of February 27, 2026 are exchanged for Common Shares, and that none of the Units held by any person outside of the group are so exchanged.
(5)According to the Schedule 13G/A as filed with the SEC on April 29, 2025 by BlackRock, Inc. (“BlackRock”) reporting beneficial ownership of these Common Shares as of March 31, 2025 by several subsidiaries, including BlackRock Fund Advisors, (i) BlackRock has sole dispositive power for all 19,692,712 Common Shares, and (ii) BlackRock has sole voting power for 19,022,872 Common Shares. As reported on the Schedule 13G/A, BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. The aggregate amount of the Common Shares beneficially owned by BlackRock is on a consolidated basis and includes any shares held directly by BlackRock’s subsidiaries, as listed in Exhibit A to the Schedule 13G/A.
(6)According to the Schedule 13G/A as filed with the SEC on February 5, 2026 by Vanguard Portfolio Management LLC (“Vanguard”) reporting beneficial ownership of these Common Shares as of January 30, 2026, (i) Vanguard has shared dispositive power for 11,943,299 Common Shares, and (ii) Vanguard has shared voting power for 93,907 Common Shares. As reported on the Schedule 13G, the aggregate amount of Common Shares beneficially owned by Vanguard is on a consolidated basis and includes securities beneficially owned, or deemed to be beneficially owned, by Vanguard and Vanguard Fiduciary Trust Company, an affiliate of Vanguard, including securities held by Vanguard funds, or sleeves thereof, over which Vanguard exercises dispositive power, in addition to securities held by clients over which Vanguard Fiduciary Trust Company or business divisions of such affiliate exercise dispositive and/or voting power.
(7)According to the Schedule 13G/A filed with the SEC on January 7, 2026 by FMR LLC (FMR) and Abigail P. Johnson reporting beneficial ownership of these Common Shares as of December 31, 2025, (i) FMR has sole dispositive power for 11,650,607.51 Common Shares, (ii) FMR has sole voting power for 11,253,433 Common Shares, (iii) Abigail P. Johnson has sole dispositive power for 11,650,607.51 shares of Common Shares, and (iv) Abigail P. Johnson has sole voting power for none of these Common Shares. As reported on the Schedule 13G/A, FMR is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. The aggregate amount of the Common Shares beneficially owned by FMR is on a consolidated basis and includes any shares held directly by FMR’s subsidiaries, including Fidelity Management & Research Company LLC, as listed in Exhibit A to the Schedule 13G/A. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR.
(8)According to the Schedule 13G/A as filed with the SEC on January 29, 2024 by State Street Corporation (“State Street”) reporting beneficial ownership of these Common Shares as of December 31, 2023, (i) State Street has shared dispositive power for all 6,632,809 Common Shares and (ii) State Street has shared voting power for 5,292,547 Common Shares.
(9)Includes 5,060 Basic LTIP Units that have been converted to Units held directly by Mr. Tanger which he has sole voting and sole dispositive power of all such Units. In addition, includes 2,879,797 Units held by Tango 7, LLC. Mr. Tanger holds, directly and indirectly, all of the ownership interests in Tango 7, LLC and has sole voting and dispositive power of all such Common Shares and Units held by this entity. The Units held by Tango 7, LLC are exchangeable into 2,879,797 Common Shares of the Company. Excludes 1,057,415 Common Shares and 599,996 Units of the Operating Partnership exchangeable into 599,996 Common Shares of the Company, which are held in various trusts of which Mr. Tanger is a beneficiary, but is not the trustee and does not otherwise have investment or voting control with respect to the securities held by such trusts. Includes indirect ownership of 5,000 Common Shares owned by his wife. Does not include any shares that may be earned pursuant to Mr. Tanger’s 2023 PSP award for the performance period ending March 13, 2026.
(10)Includes 1,000,000 options exercisable within 60 days of February 27, 2026 to purchase our Common Shares. Does not include any shares that may be earned pursuant to Mr. Yalof’s 2023 PSP award for the performance period ending March 13, 2026.
(11)Includes 150,000 options exercisable within 60 days of February 27, 2026 to purchase our Common Shares. Does not include any shares that may be earned pursuant to Mr. Bilerman’s 2023 PSP award for the performance period ending March 13, 2026.
(12)Does not include any shares that may be earned pursuant to Ms. Swanson’s 2023 PSP award for the performance period ending March 13, 2026.
(13)Does not include any shares that may be earned pursuant to Ms. Norman’s 2023 PSP award for the performance period ending March 13, 2026.
(14)Does not include any shares that may be earned pursuant to Mr. Stein’s 2023 PSP award for the performance period ending March 13, 2026.
(15)Includes 5,060 Basic LTIP Units that have been converted to Units held directly by Mr. Citrin which he has sole voting and sole dispositive power of all such Units.
(16)Includes 5,060 Basic LTIP Units that have been converted to Units held directly by Mr. Reddin which he has sole voting and sole dispositive power of all such Units.
(17)Includes 2,894,977 Common Shares that may be acquired upon exchange of 2,894,977 Units and 1,150,000 Common Shares that may be acquired upon the exercise of options to purchase Common Shares within 60 days of February 27, 2026.

Tanger Inc. | 2026 Proxy Statement	75

Certain Relationships and Related Party Transactions
As of December 31, 2025, the Company and its wholly owned subsidiaries owned 115,097,359 Units and other limited partners (the "Non-Company LPs") collectively owned 4,662,904 Class A common limited partnership units. Each Class A common limited partnership unit held by the Non-Company LPs is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's status as a REIT. Most of the Non-Company LPs are the descendants of Stanley K. Tanger, the Company’s founder (including Steven B. Tanger, the Company's Non-Executive Chair), their spouses or former spouses or their children and/or trusts for their benefit.
During 2025, 45,054 Class A common limited partnership units were exchanged for Common Shares of the Company. For the year ended December 31, 2025, the Non-Company LPs received distributions of earnings from the Operating Partnership totaling $5.4 million.
The Company’s Code of Business Conduct and Ethics (referred to as the “Code of Conduct”), is posted on the Company’s investor relations website at investors.tanger.inc and is available by clicking on “FOR INVESTORS,” then “OUR GOVERNANCE” and then “GOVERNANCE DOCUMENTS” or by writing to our Corporate Secretary at our principal executive offices. No information contained on the Company’s website is part of or incorporated into this Proxy Statement. The Code of Conduct applies to all of the Company’s directors, officers and employees and states that conflicts of interest should be avoided wherever possible. Conflicts of interest are broadly defined to include any situation where a person’s private interest interferes in any way with the interests of the Company. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest should be discussed with the applicable Code of Ethics Contact Person. From time to time, the Company may waive the application of provisions of the Code of Conduct. Any such waiver involving conduct of officers or directors of the Company may be made only by the Board and must be promptly disclosed as required by the rules of the SEC or the NYSE. Any waiver with respect to the conduct of other employees may be made only by the CEO. We intend to post on our website all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of our Code of Conduct.
The Company’s Related Party Transaction Policy and Procedures is posted on the Company’s investor relations website at investors.tanger.inc and is available by clicking on “FOR INVESTORS”, then “OUR GOVERNANCE” and then “GOVERNANCE DOCUMENTS” or by writing to our Corporate Secretary at our principal executive offices. No information contained on the Company’s website is part of or incorporated into this Proxy Statement. The Related Party Transaction Policy and Procedures requires the approval or ratification by the Audit Committee of any “related party transaction,” defined as any transaction, arrangement or relationship in which we were, are or will be a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees, 5% shareholders, their immediate family members or individuals sharing the household of any of the foregoing or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% shareholder, each of whom we refer to as a “related person,” has or will have a direct or indirect material interest. The policy provides that management must present to the Audit Committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Audit Committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related party.

76	Tanger Inc. | 2026 Proxy Statement

The Board recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Audit Committee has appointed the firm of Deloitte & Touche LLP to audit the accounts of the Company for the fiscal year ending December 31, 2026 and to perform such other services as may be required. The submission of this matter for approval by shareholders is not legally required; however, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the shareholders do not approve the selection of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.
Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2025. There are no affiliations between the Company and Deloitte & Touche LLP, its partners, associates or employees, other than its engagement as an independent registered public accounting firm for the Company. Representatives of Deloitte & Touche LLP are expected to be present electronically at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. See the “Report of the Audit Committee,” included below, for information relating to the fees billed to the Company by Deloitte & Touche LLP for the fiscal years ended 2025 and 2024.
Vote Required. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm will be approved if the votes cast for the proposal exceed the votes cast against the proposal, provided that a quorum is present. Accordingly, abstentions and Common Shares present at the meeting for any other purpose but which are not voted on this proposal will not affect the outcome of the vote on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with the ratification.

Tanger Inc. | 2026 Proxy Statement	77

Report of the Audit Committee
The Audit Committee has provided the following report:
During 2025, we reviewed with the Company’s management, Director of Internal Audit and the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation by Deloitte & Touche LLP of the Company’s system of internal control, the quality of the Company’s financial reporting and the Company’s process for legal and regulatory compliance. We also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
Management is responsible for the Company’s system of internal control, the financial reporting process and the assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an integrated audit and issuing reports and opinions on the following:
1.the Company’s consolidated financial statements; and
2.the Company’s internal control over financial reporting.
As provided in our Charter, our responsibilities include monitoring and overseeing these processes.
Consistent with this oversight responsibility, the Company’s independent registered public accounting firm reports directly to us. We appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025 and approved the compensation of the firm. We reviewed and approved all non-audit services performed by Deloitte & Touche LLP during 2025 and determined that the provision of the services was compatible with maintaining Deloitte & Touche LLP’s independence. In addition, we have delegated to the Chair of the Audit Committee the authority to pre-approve other non-audit services to be performed by Deloitte & Touche LLP and associated fees, and the Chair reports all such decisions at the Audit Committee’s next regularly scheduled meeting.
We have received the written disclosures and letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and we discussed with Deloitte & Touche LLP its independence relative to us.
We reviewed and discussed the 2025 consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with management and Deloitte & Touche LLP. We also discussed the certification process with the CEO and CFO. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company’s internal control over financial reporting was effective. We discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the PCAOB and the SEC.
Based on these discussions and reviews, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. This report is made by the undersigned members of the Audit Committee. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

78	Tanger Inc. | 2026 Proxy Statement

Report of the Audit Committee
The following is a summary of the fees billed to the Company for services in 2025 and 2024 by Deloitte & Touche LLP:

Type of Fees	2025	2024	Description of Fees
Audit fees	$1,103,000	$1,071,000	The audit fees were for professional services rendered for the integrated audits of our consolidated financial statements and internal controls over financial reporting.
Audit-related fees	275,000	235,000	The audit-related fees included services related to documents filed with the SEC, including comfort letters.
Tax fees-tax compliance and preparation fees	—	—
Subtotal	1,378,000	1,306,000
Tax Fees-other	—	—
All other fees	—	—
Subtotal	—	—
Total	$1,378,000	$1,306,000
There were no tax fees or tax fees-other incurred during 2025 and 2024.
THE AUDIT COMMITTEE
SUSAN E. SKERRITT (CHAIR)
JEFFREY B. CITRIN
SANDEEP L. MATHRANI
THOMAS J. REDDIN

Tanger Inc. | 2026 Proxy Statement	79

The board recommends that you vote FOR, on a non-binding basis, the approval of the compensation of our named executive officers

We are seeking advisory shareholder approval of the compensation of the NEOs as disclosed in the section of this proxy statement titled “Executive Compensation.” The Company has determined to hold a “Say-on-Pay” advisory vote every year. In accordance with this determination and Section 14A of the Exchange Act, shareholders are being asked to vote on the following advisory resolution:
“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders (which disclosure includes Compensation Discussion and Analysis, the compensation tables and any related material).”
Although the vote is advisory, and non-binding, the Board of Directors and the Compensation and Human Capital Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. The next “Say-on-Pay” advisory vote is expected to occur at the 2027 annual meeting of our shareholders.
As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s compensation program is designed to reward both teamwork and the individual officer’s contribution to the Company with respect to annual and longer term goals. The Company’s primary components of compensation for its executive officers have been base salary, annual incentive cash bonuses and long-term equity-based incentive compensation.
The Compensation and Human Capital Committee believes that an executive compensation program that strongly links both the short-term and long-term performance of the Company and the compensation of our executive officers is a key driver of our long-term financial success.
The Company believes that our current executive compensation program represents a thoughtful, balanced program with a pay-for-performance structure that focuses on Company performance and reflects the feedback of our shareholders.
Say-on-Pay Responsiveness
We have historically taken into consideration the results of our advisory votes on the Company’s executive compensation program and NEO compensation decisions, and since 2014, we have proactively engaged in ongoing shareholder outreach in order to hear feedback about our executive compensation program directly from shareholders. We annually conduct outreach efforts, led by Ms. Bridget M. Ryan-Berman, our Lead Independent Director, to understand and address any potential shareholder concerns.
In addition to our Shareholder Engagement from our Board, management maintains active dialogue with the financial community and during 2025, we continued our efforts to engage with the investment community and other key stakeholders through frequent discussions, meetings and property tours.
Our shareholders approved the 2025 advisory executive compensation say-on-pay vote at a rate of 97.8% of votes cast. We believe that the overwhelming support of our shareholders indicates that our shareholders are generally supportive of our approach to executive compensation.

80	Tanger Inc. | 2026 Proxy Statement

2025 CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our CEO to the annual total compensation of our median employee. We consider our pay ratio to be a reasonable estimate and calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K. In selecting our median employee, we reviewed the 2025 total cash compensation of all employees in service with us as of December 31, 2025. We used total cash compensation for this purpose because we do not grant equity awards to many of our employees and generally do not pay other non-cash forms of compensation that are material.
After our median employee was identified, we calculated annual total compensation for such employee in accordance with SEC rules (i.e., using the same methodology we use to calculate annual total compensation for our named executive officers in the Summary Compensation Table earlier in this Proxy Statement).
Our median employee had annual total compensation of $119,820 in 2025. Our CEO had annual total compensation of $7,113,515 in 2025. Based on this information, for 2025 the estimated ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our other employees is 59 to 1.

Tanger Inc. | 2026 Proxy Statement	81

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive “compensation actually paid” (CAP), calculated in accordance with SEC rules, and certain Company performance for the fiscal years listed below.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(2)	SKT Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	Net Income (Loss) (in 000s)(6)	Core FFO per Diluted Share(7)
2025	$7,113,515	$6,063,889	$2,233,736	$2,037,540	$413.25	$178.04	$119,501	$2.33
2024	6,871,995	11,234,883	2,126,801	3,587,672	407.58	168.71	102,760	2.13
2023	6,100,202	20,609,396	2,153,239	5,907,873	319.16	149.27	103,882	1.96
2022	5,484,246	5,893,354	2,557,889	2,047,980	196.94	135.11	85,831	1.83
2021	5,082,937	16,097,774	2,642,369	5,095,710	201.59	156.73	9,558	1.76
(1)Total Compensation for the Principal Executive Officer as presented in the Summary Compensation Table above. The Principal Executive Officer for 2025, 2024, 2023, 2022 and 2021 was Stephen Yalof.
(2)Compensation Actually Paid reflects the respective amounts set forth in columns (1) and (3), adjusted as set forth in the tables below, in accordance with SEC rules. Despite the SEC-mandated labels for these columns, the dollar amounts of compensation in columns do not reflect the actual amount of compensation realized or paid during the applicable year. For information regarding the decisions made by our Human Capital and Compensation Committee in regards to executive compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the respective proxy statements for each year.
(3)Average Total Compensation by year for non-PEO NEOs as presented in the Summary Compensation Table Above. The following non-PEO NEOs are included in the average figures shown, by year:
(a)2025 - Michael J. Bilerman, Leslie A. Swanson, Jessica K. Norman and Justin C. Stein
(b)2024 - Michael J. Bilerman, Leslie A. Swanson, Jessica K. Norman and Justin C. Stein
(c)2023 - Steven B. Tanger, Michael J. Bilerman, Leslie A. Swanson, and Andrew R. Wingrove
(d)2022 - Steven B. Tanger, Michael J. Bilerman, Chad D. Perry, Leslie A. Swanson, James F. Williams, and Thomas J. Guerrieri Jr.
(e)2021 - Steven B. Tanger, James F. Williams, Chad D. Perry, and Leslie A. Swanson
(4)Represents the cumulative total shareholder return (TSR) for the Company assuming $100 was initially invested for the period beginning December 31, 2020 through the years ending December 31, 2021, 2022, 2023, 2024, and 2025 respectively.
(5)Represents the cumulative total shareholder return (TSR) of the DOW Jones U.S. Real Estate Retail Index assuming $100 was initially invested for the period beginning December 31, 2020 through the years ending December 31, 2021, 2022, 2023, 2024, and 2025 respectively.
(6)Net Income, as presented in the Company’s Consolidated Income Statements in the Company’s Form 10-K for each of the years ending December 31, 2025, 2024, 2023, 2022, and 2021. We do not consider Net Income to be an appropriate measurement of a real estate company’s financial performance, mostly due to its assumption that the value of real estate assets diminishes ratably over time through historical cost depreciation. We believe FFO and Core FFO, as described in Note (7) below, to be a more appropriate measurement of financial performance.
(7)Core FFO per diluted share is a non-GAAP financial measure of a real estate company’s operating performance. Core FFO is defined as FFO, which is defined by the National Association of Real Estate Investment Trusts, further adjusted to eliminate the impact of certain items that we do not consider indicative of ongoing operating performance. We consider Core FFO per diluted share a meaningful measure of operating performance primarily due to its exclusion of historical cost depreciation as required by GAAP, which assumes that the value of real estate assets diminishes ratably over time, as well as its exclusion of items mentioned in Appendix A. Core FFO per diluted share is used to evaluate NEO performance under our 2025 Incentive Cash Bonus Plan, a short-term cash incentive program providing for bonus payouts based on the achievement of Core FFO per diluted share as well as based on several other financial and strategic performance objectives. A reconciliation of Core FFO per diluted share to net income is included within Appendix A.

82	Tanger Inc. | 2026 Proxy Statement

Pay Versus Performance

Principal Executive Officer
Adjustments	2025
Total Compensation on Summary Compensation Table	$7,113,515
Less: Stock and Option Award Values Reported for Covered Year	(4,150,036)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year that remain unvested	3,646,689
Change in Fair Value of Outstanding Unvested Stock and Options from Prior Years	(388,659)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	(157,620)
Compensation Actually Paid	$6,063,889

Average of non-PEO NEOs
Adjustments	2025
Total Compensation on Summary Compensation Table	$2,233,736
Less: Stock and Option Award Values Reported for Covered Year	(1,137,531)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year that remain unvested	999,564
Change in Fair Value of Outstanding Unvested Stock and Options from Prior Years	(40,459)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	(17,770)
Compensation Actually Paid	$2,037,540

Tanger Inc. | 2026 Proxy Statement	83

Pay Versus Performance
The Illustrations below show the relationship of “compensation actually paid” to our Principal Executive Officer and other named executive officers in 2021, 2022, 2023, 2024, and 2025 to Core FFO per Diluted Share, Net Income (Loss), as well as the relationship between Tanger’s TSR and the TSR of the DOW Jones U.S. Real Estate Retail Index.

Compensation Actually Paid and Core FFO per Diluted Share

30,000
20,000
10,000
Compensation Actually Paid ($'000s)
3.00
2.50
2.00
1.50
Core FFO per Diluted Share ($)
2021
2022
2023
2024
2025
PEO
Non-PEO
Core FFO/Diluted Share

Compensation Actually Paid and Net Income (Loss)

30,000
20,000
10,000
Compensation Actually Paid ($'000s)
150,000
100,000
50,000
—
Net Income (Loss) ($'000s)
2021
2022
2023
2024
2025
PEO
Non-PEO
Net Income

Compensation Actually Paid and TSR

Compensation Actually Paid ($'000s)
30,000
20,000
10,000
600
500
400
300
200
100
—
Value of Fixed $100 Investment ($)
2021
2022
2023
2024
2025
PEO
Non-PEO
Tanger TSR
DOW Jones U.S. Real Estate Retail Index

Performance Measures
Listed below are the financial performance measures which in our assessment represent the most important financial performance measures we use to link compensation actually paid to our named executive officers, for 2025, to Company performance.

Measure	Nature
Core Funds From Operations	Financial
Total Shareholder Return	Financial
Same Center Net Operating Income	Financial
Operating Margin	Financial
Please see the Compensation Discussion and Analysis sections above for more information on these measures and how they are used to determine compensation for the Company’s NEOs.

84	Tanger Inc. | 2026 Proxy Statement

Other Matters
Shareholder Proposals and Nominations for the 2027 Annual Meeting of Shareholders
Shareholder Proposals for Inclusion in the 2027 Proxy Statement
Proposals of shareholders pursuant to Rule 14a-8 of the Exchange Act intended to be presented at our Annual Meeting of Shareholders to be held in 2027 (the “2027 Annual Meeting of Shareholders”) must be received by us no later than November 26, 2026. Such proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in our Proxy Statement. Proposals should be sent to Tanger Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary.
Other Proposals and Shareholder Nominations for Director
Under our By-Laws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to propose an item of business at an annual meeting of shareholders that is not intended to be included in our Proxy Statement pursuant to Rule 14a-8. These procedures provide that nominations for director and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to the Corporate Secretary at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.
For the 2027 Annual Meeting of Shareholders, such nominations or proposals must be received by our Corporate Secretary not earlier than the close of business on January 8, 2027 and not later than the close of business on February 8, 2027 in order to be considered at the 2027 Annual Meeting of Shareholders. If we do not receive notice during that time period, any such defective matters raised at the meeting will be disregarded. A shareholder’s notice to nominate a director or bring any other business before the 2027 Annual Meeting of Shareholders must set forth certain information specified in our By-Laws.
If the date of the 2027 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 8, 2027, shareholders must submit such nominations or proposals not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or by the close of business on the 10th day following the date on which public announcement of the date of the meeting is first made by us. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2027 Annual Meeting of Shareholders is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to May 8, 2027, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.
In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees for the 2026 Annual Meeting of Shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Tanger Inc. | 2026 Proxy Statement	85

Other Matters
Shareholder Suggestions for Director Nominations
The Nominating and Corporate Governance Committee of the Board will consider suggestions from shareholders for nominees for election as directors to be presented at the 2027 Annual Meeting of Shareholders. The person proposing the nominee must be a shareholder entitled to vote at the 2027 Annual Meeting of Shareholders and the suggestion must be made pursuant to timely notice. Shareholder suggestions for director nominees must be received between January 8, 2027 and February 8, 2027, and should include: (i) the candidate’s written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected, (ii) the name and address of the shareholder submitting the suggestion or beneficial owner on whose behalf the proposed candidate is being suggested for nomination, and (iii) the class and number of our shares owned beneficially and of record by the shareholder or beneficial owner submitting the suggestion. The Nominating and Corporate Governance Committee will consider candidates suggested by shareholders on the same terms as candidates selected by the Nominating and Corporate Governance Committee.
Board Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics
Each of the Board’s Audit Committee, Compensation and Human Capital Committee, and Nominating and Corporate Governance Committee operates under a written charter adopted by the Board. The Board has also adopted written Corporate Governance Guidelines in accordance with listing requirements of the New York Stock Exchange and a written Code of Business Conduct and Ethics that applies to directors, management and employees of the Company. We have made available copies of our Board Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics on our investor relations website at investors.tanger.inc by first clicking on “FOR INVESTORS”, then “OUR GOVERNANCE”, and then “GOVERNANCE DOCUMENTS.” No information contained on the Company’s website is part of or incorporated into this Proxy Statement. Copies of these documents may also be obtained free of charge by sending a request in writing to Tanger Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary.
Householding of Proxy Materials
The SEC permits a single set of proxy materials to be sent to any address at which two or more shareholders reside. This delivery method is referred to as “householding.” Each shareholder would receive a separate voter instruction form if the household received printed proxy materials. This procedure reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding.
Depending upon the practices of your broker, bank or other nominee, you may be required to contact your nominee directly to discontinue duplicate mailings to your household. If you wish to receive a separate copy of an annual report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, you must contact your broker, bank or other nominee. If you hold Common Shares in your own name as a shareholder of record, householding will not apply to you. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials, as requested, to any shareholder at the shared address to which a single set of those documents was delivered. If you prefer to receive separate copies of the annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials they may be obtained free of charge by calling our Investor Relations Department at (336) 292-3010 or sending your request to the attention of the Corporate Secretary of the Company at 3200 Northline Avenue, Suite 360, Greensboro, NC 27408.
If you are currently a shareholder sharing an address with another shareholder and wish to receive only one set of future proxy materials for your household, please contact the above phone number or address.
Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules, but not including exhibits, as filed with the SEC, will be sent to any shareholder of record on March 11, 2026 without charge upon written request addressed to: Corporate Secretary, 3200 Northline Avenue, Suite 360, Greensboro, NC 27408.
A reasonable fee will be charged for copies of exhibits. You may also access this Proxy Statement and our Annual Report on Form 10-K at http://www.edocumentview.com/SKT. You also may access our Annual Report on Form 10-K for the year ended December 31, 2025 on our investor relations website at investors.tanger.inc.
Other Business
We know of no other business which will come before the meeting for action. However, if any business other than that described in this Proxy Statement comes before the meeting, the persons designated as proxies will have authority to vote in accordance with their best judgment with respect to such business.

86	Tanger Inc. | 2026 Proxy Statement

General Information for Annual Meeting of Shareholders
to be held on May 8, 2026
Pursuant to the rules of the SEC, we are providing certain of our shareholders with access to our proxy materials and the Annual Report over the internet. If you received by mail a Notice of Internet Availability of Proxy Materials, including a notice of Annual Meeting of Shareholders (the “Notice”), you will not receive a printed copy of the proxy materials unless you have previously made an election to receive these materials in printed form or make a new request. Instead, you will have the ability to access the proxy materials and Annual Report by visiting the website at http://www.edocumentview.com/SKT. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found on the Notice. In addition, any shareholder who received a Notice may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
The Annual Meeting will be a virtual meeting, which will be conducted solely via remote participation by visiting www.meetnow.global/M5S9AT7. You will be able to attend the Annual Meeting online, vote your shares electronically and ask questions during the meeting. A virtual meeting enables increased shareholder attendance and participation because shareholders can participate from any location around the world. In addition, hosting a virtual meeting helps us to maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the Annual Meeting. To participate in the Annual Meeting, you will need to review the information included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Date, Time and Place

Friday May 8, 2026 at 10:00 a.m., Eastern Time	To be held at www.meetnow.global/M5S9AT7

Subject to any postponement(s), continuation(s) or adjournment(s) thereof.

Tanger Inc. | 2026 Proxy Statement	87

General Information for Annual Meeting of Shareholders
Attending the Annual Meeting
We have decided that the Annual Meeting will be a virtual-only meeting, which will be conducted via remote participation by visiting www.meetnow.global/M5S9AT7, instead of an in-person meeting. A virtual meeting enables increased shareholder attendance and participation because shareholders can participate from any location around the world. In addition, hosting a virtual meeting helps us to maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the Annual Meeting. You may attend and participate in the Annual Meeting only if you are a shareholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting, by visiting the following website: www.meetnow.global/M5S9AT7. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
To login to the meeting, shareholders will be required to have a control number and password. For shareholders of record, the control number can be found on the proxy card or the Notice, or email providing notice of the meeting. Shareholders will be able to vote their shares electronically and submit questions during the meeting through the virtual meeting’s chat function.
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.
If you hold your shares in “street name” through an intermediary, such as a bank or broker, you must register in advance, prior to the deadline of 5:00 p.m., Eastern Time, on May 6, 2026, to attend the Annual Meeting online. To register to attend the Annual Meeting online you must submit proof of your proxy power (legal proxy) reflecting your right to vote your Company shares along with your name and email address to Computershare at one of the addresses below. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 6, 2026.
You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:
By email
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail
Computershare Trust Company, NA
Tanger Inc. Legal Proxy
P.O. Box 43078 Providence, RI 02940-3078
The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:40 a.m. Eastern Time, and you should allow ample time for check-in procedures.
Who Can Vote; Votes Per Share
All holders of record of our Common Shares as of the close of business on the record date, March 11, 2026, are entitled to attend and vote on all proposals at the Annual Meeting. Each Common Share entitles the holder thereof to one vote. At the close of business on March 11, 2026, 114,534,004 Common Shares were issued and outstanding. In addition, at the close of business on March 11, 2026, units of partnership interest in the Operating Partnership, which may be exchanged on a one-to-one basis for Common Shares of the Company, totaled 4,678,084 units. Units of partnership interest are not entitled to vote at this meeting.

88	Tanger Inc. | 2026 Proxy Statement

General Information for Annual Meeting of Shareholders
How to Vote
Shareholder of Record-Granting A Proxy
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to vote at the Annual Meeting or to vote by proxy. If you plan to vote online during the meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Prior to the meeting, you may vote by any of the following methods:

ONLINE www.envisionreports.com/SKT	BY PHONE 1-800-652-VOTE (8683)	BY MAIL Fill out your proxy card and drop in the mail in the enclosed postage paid envelope	QR CODE Use your smartphone or tablet to scan the QR Code
If you wish to vote by proxy, you may vote using the internet, by telephone, or (if you received printed proxy materials) by completing a proxy card and returning it by mail in the envelope provided. When you vote by proxy, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct. Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on May 8, 2026.
If you sign and return a proxy card, or vote using the internet or by telephone, but do not provide instructions on how to vote your shares, the designated officers will vote on your behalf as follows:
•FOR the election of each of the eight individuals named in this Proxy Statement to serve as directors;
•FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
Beneficial Owner-Voting Instructions
If your shares are held in a brokerage account or by a bank or other nominee, the broker, bank or nominee is considered, with respect to those shares, the shareholder nominee, or the shareholder of record, and you are considered the beneficial owner of shares held in street name. If you are a beneficial owner but not the shareholder of record, your broker, bank or nominee will vote your shares as directed by you. If you wish to vote your shares online during the Annual Meeting, you should contact your broker, bank or nominee and see below under “Virtual Meeting Information.”
If your shares are held in street name by a broker, bank or other nominee, you may direct your vote by submitting your voting instructions to your broker, bank or other nominee. Please refer to the voting instructions provided by your broker, bank or other nominee. Your broker, bank or nominee must vote your shares as you direct. If your shares are held by your shareholder nominee and you do not give your shareholder nominee voting instructions, your shares will not be voted with respect to the election of our directors, the approval, on an advisory (non-binding) basis of the compensation of our named executive officers, and the approval, on an advisory (non-binding) basis of the frequency of future advisory votes on executive compensation. Your broker has discretionary authority to vote on the ratification of the appointment of the independent registered public accounting firm, and may do so even when you have not provided instructions on that matter. However, certain brokers will not exercise their discretionary authority to vote with respect to the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Therefore, to be sure your shares are voted on all matters, please instruct your broker, bank or other nominee as to how you wish your shares to be voted.

Tanger Inc. | 2026 Proxy Statement	89

General Information for Annual Meeting of Shareholders
Quorum and Voting Requirements
Under our By-Laws, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter at the annual meeting. Under our By-Laws and North Carolina law, Common Shares represented at the meeting by proxy for any purpose will be deemed present for quorum purposes for the remainder of the meeting. In uncontested elections, directors will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election by the Common Shares entitled to vote in the election, provided that a quorum is present. In a contested election, directors are elected by a plurality of the votes cast by the Common Shares entitled to vote in the election. An election is contested if the Corporate Secretary of the Company determines that the number of nominees, as determined in accordance with the Company’s By-Laws, exceeds the number of directors to be elected, and the Corporate Secretary has not rescinded such determination by the record date. If directors are to be elected by a plurality of votes cast, shareholders shall not be permitted to vote against a nominee. This year’s election is uncontested. Accordingly, directors will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election. In addition, Proposals 2 and 3 will be approved if the votes cast for the proposal exceed the votes cast against the proposal. Abstentions, broker non-votes and shares that are present at the meeting for any other purpose but that are not voted on a particular proposal will not affect the outcome of the vote on the election of directors or Proposals 2 or 3. Any other proposal to properly come before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal unless the North Carolina Business Corporation Act requires a greater number of affirmative votes.
Revocation of Proxies
You may revoke your proxy at any time before it is voted. If you hold your shares in your own name as a shareholder of record, you may revoke your proxy or change your vote in any of the following ways:
•by signing and submitting a new proxy card;
•by submitting new votes through internet or telephone voting;
•by delivering to the Corporate Secretary of the Company written instructions revoking your proxy; or
•by attending the meeting online and voting during the meeting.
You cannot revoke your proxy by merely attending the meeting electronically. If you dissent, you will not have any rights of appraisal with respect to the matters to be acted upon at the meeting.
If your shares are held in street name by a broker, bank or other nominee, you may revoke your voting instructions by submitting new voting instructions to the broker, bank or other nominee who holds your shares.
Proxy Solicitation
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice, proxy materials and Annual Report and of soliciting proxies from the holders of our Common Shares. If you choose to access the proxy materials and Annual Report and/or vote over the internet, you are responsible for any internet access charges you may incur. We have retained the services of Okapi Partners LLC to assist us in the solicitation of proxies for a fee of $12,000 plus out-of-pocket expenses. Our directors, officers and employees may, but without compensation other than their regular compensation, also solicit proxies by telephone, fax, e-mail or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Notice, proxy materials and Annual Report to beneficial owners.
In connection with our solicitation of proxies for our 2027 Annual Meeting of Shareholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov.

90	Tanger Inc. | 2026 Proxy Statement

General Information for Annual Meeting of Shareholders
Questions and Answers at the Annual Meeting
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions from shareholders that are pertinent to the Company and the meeting matters, as time permits, after the completion of the Annual Meeting. Each shareholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since the Annual Report and our last Quarterly Report on Form 10-Q;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another shareholder;
•in excess of the two question limit;
•in furtherance of the shareholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage.

Tanger Inc. | 2026 Proxy Statement	91

Appendix A - Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures
Funds From Operations
Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement”, which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.
FFO is intended to exclude historical cost depreciation of real estate as required by GAAP, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).
We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.
FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO does not reflect changes in, or cash requirements for, our working capital needs;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

92	Tanger Inc. | 2026 Proxy Statement

Appendix A - Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures
Core FFO
We present Core Funds From Operations (“Core FFO”) (formerly referred to as Adjusted Funds from Operations "AFFO") as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.
Core FFO has limitations as an analytical tool. Some of these limitations are:
•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;
•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and
•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.
Portfolio Net Operating Income and Same Center NOI
We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income, which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt, and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods, and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.
We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Tanger Inc. | 2026 Proxy Statement	93

Appendix A - Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures
Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre
We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company's common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure related adjustments, gain on sale of non-real estate asset adjustments, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company's common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure related adjustments, gain on sale of non-real estate asset adjustments, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;
•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;
•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and
•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

94	Tanger Inc. | 2026 Proxy Statement

Appendix A - Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures
Net Debt
We define Net debt as total debt less cash and cash equivalents, including restricted cash, and short-term investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.
Below is a reconciliation of net income to FFO and Core FFO available to common shareholders (in thousands, except per share amounts):

	2025	2024	2023
Net income	$119,501	$102,760	$103,882
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	146,060	134,927	106,450
Depreciation and amortization of real estate assets - unconsolidated joint ventures	9,790	9,334	10,514
Impairment charge - consolidated	4,249	—	—
FFO	279,600	247,021	220,846
FFO attributable to noncontrolling interests in other consolidated partnerships	—	80	(248)
Allocation of earnings to participating securities	(1,614)	(1,652)	(2,151)
FFO available to common shareholders(1)	$277,986	$245,449	$218,447
As further adjusted for:
Compensation related adjustments(2)	—	1,554	(806)
Impact of above adjustments to the allocation of earnings to participating securities	—	(10)	6
Core FFO available to common shareholders(1)	$277,986	$246,993	$217,647
FFO available to common shareholders per share - diluted(1)	$2.33	$2.12	$1.96
Core FFO available to common shareholders per share - diluted(1)	$2.33	$2.13	$1.96
Weighted Average Shares:
Basic weighted average common shares	113,172	109,263	104,682
Effect of dilutive securities:
Equity Awards	1,555	1,816	1,850
Diluted weighted average common shares (for earnings per share computations)	114,727	111,079	106,532
Exchangeable operating partnership units	4,666	4,708	4,734
Diluted weighted average common shares (for FFO and Core FFO per share computations)(1)	119,393	115,787	111,266
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.
(2)For the 2024 period, represents executive severance costs, and for the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Tanger Inc. | 2026 Proxy Statement	95

Appendix A - Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures
Below is a reconciliation of net income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands):

	2025	2024
Net income	$119,501	$102,760
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(13,580)	(11,289)
Interest expense	65,860	60,637
Other (income) expense	(668)	(1,484)
Impairment charge	4,249	—
Depreciation and amortization	150,976	138,690
Other non-property (income) expenses	(1,648)	(1,174)
Corporate general and administrative expenses	78,923	78,341
Non-cash adjustments(1)	(3,776)	(91)
Lease termination fees	(1,103)	(896)
Portfolio NOI - Consolidated	398,734	365,494
Non-same center NOI - Consolidated	(22,587)	(4,278)
Same Center NOI - Consolidated(2)	$376,147	$361,216
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI Cash Basis:

Kansas City, KS	September 2025	Acquired
Howell, MI	April 2025	Sold
Cleveland, OH	February 2025	Acquired
Little Rock, AR	December 2024	Acquired
Below is a reconciliation of net income to Adjusted EBITDA (in thousands):

	2025	2024
Net income	$119,501	$102,760
Adjusted to exclude:
Interest expense, net	65,060	59,414
Income tax expense (benefit)	567	45
Depreciation and amortization	150,976	138,690
Impairment charge - consolidated	4,249	—
Compensation-related adjustments(1)	—	1,554
Adjusted EBITDA	$340,353	$302,463
(1)For the 2024 period, represents executive severance costs.

96	Tanger Inc. | 2026 Proxy Statement

Appendix A - Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures
Below is a reconciliation of net income to EBITDAre and Adjusted EBITDAre (in thousands):

	2025	2024
Net income	$119,501	$102,760
Adjusted to exclude:
Interest expense, net	65,060	59,414
Income tax expense (benefit)	567	45
Depreciation and amortization	150,976	138,690
Impairment charges - consolidated	4,249	—
Pro-rata share of interest expense - unconsolidated joint ventures	8,477	8,725
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	9,790	9,334
EBITDAre	$358,620	$318,968
Compensation-related adjustments(1)	—	1,554
Adjusted EBITDAre	$358,620	$320,522
(1)For the 2024 period, represents executive severance costs.
Below is a reconciliation of total debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share:

	December 31, 2025
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share
Total debt	$1,596,821	$157,873	$1,754,694
Less: Cash and cash equivalents	(18,133)	(9,685)	(27,818)
Restricted cash	(35,395)	—	(35,395)
Total cash and cash equivalents and restricted cash	$(53,528)	$(9,685)	$(63,213)
Net Debt	$1,543,293	$148,188	$1,691,481

	December 31, 2024
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share
Total debt	$1,423,759	$158,596	$1,582,355
Less: Cash and cash equivalents	(46,992)	(8,740)	(55,732)
Net Debt	$1,376,767	$149,856	$1,526,623

Tanger Inc. | 2026 Proxy Statement	97

Tanger®

Experience the joy of shopping.

3200 Northline Avenue, Suite 360 | Greensboro, NC 27408

336-292-3010 or 1-800-4TANGER | Tanger.inc

SKT LISTED NYSE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/SKT or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SKT

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain
01 - Jeffrey B. Citrin	☐	☐	☐
02 - Sandeep L. Mathrani	☐	☐	☐
03 - Thomas J. Reddin	☐	☐	☐
04 - Bridget M. Ryan-Berman	☐	☐	☐
05 - Susan E. Skerritt	☐	☐	☐
06 - Sonali Syngal	☐	☐	☐
07 - Luis A. Ubiñas	☐	☐	☐
08 - Stephen Yalof	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 6 8 3 2 7 0

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

0493FB

2026 Annual Meeting of Tanger Inc. Shareholders

The Annual Meeting of Shareholders of Tanger Inc. will be held on
Friday, May 8, 2026 at 10:00 a.m. Eastern Time, virtually via the Internet at meetnow.global/M5S9AT7.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SKT

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Tanger Inc.

+

Appointment of Proxy for Annual Meeting on May 8, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TANGER INC.

The undersigned shareholder of TANGER INC., a North Carolina corporation, hereby constitutes and appoints Stephen Yalof and Michael J. Bilerman, proxies with full power of substitution to act for the undersigned and to vote the shares which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of such corporation on May 8, 2026 (the "Annual Meeting"), and at any postponement(s), continuation(s) or adjournment(s) thereof, as instructed on the reverse side upon the proposals which are more fully set forth in the Proxy Statement of Tanger Inc. dated March 26, 2026 (receipt of which, or access to, is acknowledged) and in their discretion upon any other matters as may properly come before the Annual Meeting, including but not limited to, any proposal to adjourn, postpone or continue the Annual Meeting. Any appointment of proxy heretofore made by the undersigned for such Annual Meeting is hereby revoked.

In their discretion, the proxies are authorized to vote (x) for the election of any person to the Board of Directors of Tanger Inc. if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors of Tanger Inc. did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (z) on such other business as may properly come before the Annual Meeting or at any adjournments, continuations, or postponements thereof.

When this proxy is properly executed, the shares represented hereby will be voted in accordance with the directions given in this appointment of proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR all director nominees listed, and FOR Proposals 2 and 3.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

C Non-Voting Items

Change of Address — Please print new address below.

+